Exhibit (c)(4)

Project Olympic Discussion Materials
DRAFT
As discussed with the Special Committee, Goldman Sachs is in the process of arranging for the receipt of additional information, and continues to analyze information received to date, from Peter and Scott. Accordingly, this draft is presented on an interim basis and is subject to change, including through the addition of sensitivity analyses where there is reliance on the accuracy and completeness of Scott’s Long Range Plan.
Goldman, Sachs & Co. 15-Sep-2004

Table of Contents
DRAFT
I. Process Overview II. Scott Management Financial Plan III. Benchmarking Analysis IV. Scott Market Update V. Scott Shareholder Analysis VI. Scott Valuation Analysis VII. Illustrative Alternative Transactions VIII. Scott Credit Analysis
The following pages contain material provided to the Special Committee of Scott by Goldman Sachs. The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Committee and not with a view toward public disclosure under any securities laws or otherwise. The information contained in this material was obtained from Scott and public sources. Any estimates and projections contained herein have been prepared or adopted by the management of Scott, or obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Goldman Sachs does not take responsibility for any estimates and projections as described herein, or the basis on which they were prepared. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. This material was not prepared for use by readers not as familiar with the business and affairs of Scott as the Special Committee and, accordingly, neither the Special Committee, Goldman Sachs nor their respective legal advisors or accountants take any responsibility for the accompanying material when used by persons other than the Special Committee. Neither the Special Committee nor Goldman Sachs undertakes any obligation to update or otherwise revise the accompanying materials.
Goldman Sachs does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Goldman Sachs.

DRAFT
I. Process Overview
Process Overview1

Scott Stock Price Performance Spread and Trading Volume Analysis —— — Daily Cum. Cum. as
$35 02-Aug-2004 35,000 Change from Trading Trading %of
Peter publicly announces Vol. (m) Vol. (m) Float Previous Day: its proposal to acquire (0.0)% 13-Sep $1.07/3.3% 1.4 113.3 47.2% 38% public in Scott for $1.08/3.4% .9 111.9 46.8% $34 stake 0.1% 10-Sep 1 $32 in cash per share (0.1)% 9-Sep $1.04/3.3% 1.7 110.0 46.0% 30,000 0.1% 8-Sep $1.07/3.3% 2.5 108.3 45.3% $33 (0.1)% 7-Sep $1.03/3.2% 1.3 105.7 44.2 % Current Peter 0.2% 3-Sep $1.06/3.3% 0.8 104.4 43.6 % Offer 25,000 0.3% 2-Sep $0.98/3.1% 1.1 103.6 43.3% — $32 0.1% 1-Sep $0.90/2.8% 3.2 102.5 42.8% 0.2% 31-Aug $0.86/2.7% 1.2 99.3 41.5% 17-Aug-2004 (0.1)% 30-Aug $0.81/2.5% 1.5 98.1 41.0% $0.85/2.7% $31 Special Committee (0.0)% 27-Aug 2.5 96.6 40.4% 02-Aug-2004 announces 20,000 26-Aug Moody’s places Peter (0.4)% $0.86/2.7% 4.7 94.1 39.3 % engagement of and Scott Ratings on 2.7 89.4 37.4 % Goldman Sachs and (0.2)% 25-Aug $1.00/3.1 % review for potential Frank to $1.07/3.3% $30 Fried 0.5% 24-Aug 1.3 86.7 36.2 % downgrade evaluate Peter’s (0.3)% 23-Aug $0.92/2.9% 1.2 85.3 35.7 % prosposal 15,000 0.6% 20-Aug $1.02/3.2% 0.9 84.1 35.2% $0.84/2.6% $29 (0.7)% 19-Aug 1.6 83.2 34.8 % Closing Price (USD) (000) Volume
0.8% 18-Aug $1.05/3.3% 1.5 81.6 34.1% 0.3% 17-Aug $0.78/2.4% 1.6 80.1 33.5% $28 0 16-Aug $0.67/2.1% .8 78.6 32.8% 10,000 .6% 1 (0.2)% 13-Aug $0.48/1.5% 2.1 76.7 32.1% (0.2)% 12-Aug $0.55/1.7% 5.1 74.6 31.2% 29-Jul-2004 .6 )% $0.60/1.9% 2.4 69.5 29.1% $27 (0 11-Aug Scott announces 2Q04 5.8 67.1 28.0% (0.0)% 10-Aug $0.80/2.5 % earnings. Net income 5,000 (1.1)% 9-Aug $0.81/2.5% 6.1 61.3 25.6 % declines 42% from $26 4.3 55.3 23.1 % a year ago, but (0.3)% 6-Aug $1.15/3.6 % revenues rise 12% (0.0)% 5-Aug $1.25/3.9% 3.9 51.0 21.3% (0.3)% 4-Aug $1.26/3.9% 6.8 47.1 19.7% $25 0 11.5 40.3 16.9% 0.6% 3-Aug $1.35/4.2% $1.16/3.6% 01-Jul-2004 26-Jul-2004 18-Aug-2004 10-Sep-2004 2-Aug 28.8 28.8 12.0 % Daily from 1-Jul-2004 to 13-Sep-2004 $0.00 $0.50 $1.00 $1.50 Source: FactSet Note: Assumes float outstanding of 239mm shares.
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Process Overview 2

Process Overview
Summary of Key Events to Date
August 2004
S M T W T F S
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31
September 2004 — S M T W T F S
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 — Date Event / Action Item —— —
August 18 n Organizational Meeting —— —— — August 20 n Special Committee and team conference call —— —— — August 21 n Conference call with Jim Robbins and Bob Redella —— —— — August 24 n Dinner in Atlanta with Committee members —— —— — August 25 — 26 n Special Committee Meeting (Atlanta, GA) n Meeting with Peter and Peter’s financial advisors n Scott management due diligence session — August 27 n Fitch Rating agency meeting (Chicago, IL) —— —— — August 31 n Special Committee investor discussion with Strong Capital —— —— — September 1 n Special Committee and team conference call —— —— — September 7 n Scott management due diligence session – operations —— —— — September 9 n Scott management due diligence session – financial plan —— —— — September 9 n Special Committee and team conference call —— —— — September 13 n Special Committee investor discussion with Capital Research —— —— — September 15 n Special Committee Meeting (Chicago, IL) —— —— — September 17 n Scott management due diligence session (Atlanta, GA) —— —— — September 23 n Special Committee Meeting (New York, NY) —— —— —
DRAFT
Process Overview 3

II. Scott Management Financial Plan
DRAFT
Scott Management Financial Plan 4

DRAFT

Scott Management Financial Plan

Summary of Plan

($ in millions)

	2004E	2005E	2006E	2007E	2008E	2009E
Residential Cable Revenue	$ 5,623.4	$ 6,228.9	$ 6,844.8	$ 7,454.6	$ 8,028.2	$ 8,564.3
% Growth	*11.1%*	*10.8%*	*9.9%*	*8.9%*	*7.7%*	*6.7%*
Scott Media Revenue	$ 420.6	$ 478.4	$ 548.7	$ 605.3	$ 674.9	$ 746.4
% Growth	*10.4%*	*13.7%*	*14.7%*	*10.3%*	*11.5%*	*10.6%*
Scott Business Services Revenue	$ 396.5	$ 488.7	$ 578.8	$ 676.1	$ 778.2	$ 889.1
% Growth	*25.5%*	*23.2%*	*18.4%*	*16.8%*	*15.1%*	*14.3%*
Total Revenue	**$ 6,440.5**	**$ 7,195.9**	**$ 7,972.4**	**$ 8,736.0**	**$ 9,481.2**	**$ 10,199.8**
% Growth	*11.8%*	*11.7%*	*10.8%*	*9.6%*	*8.5%*	*7.6%*
Residential Cable EBITDA	$ 1,990.5	$ 2,279.3	$ 2,580.6	$ 2,860.5	$ 3,124.6	$ 3,347.7
% Growth	*14.0%*	*14.5%*	*13.2%*	*10.8%*	*9.2%*	*7.1%*
Scott Media EBITDA	$ 242.9	$ 272.5	$ 313.9	$ 349.2	$ 392.8	$ 438.1
% Growth	*14.8%*	*12.2%*	*15.2%*	*11.3%*	*12.5%*	*11.6%*
Scott Business Services EBITDA	$ 222.6	$ 272.5	$ 332.6	$ 399.5	$ 472.1	$ 553.1
% Growth	*39.1%*	*22.4%*	*22.1%*	*20.1%*	*18.2%*	*17.2%*
Total EBITDA	**$ 2,456.0**	**$ 2,824.4**	**$ 3,227.1**	**$ 3,609.2**	**$ 3,989.5**	**$ 4,339.0**
% Growth	*16.0%*	*15.0%*	*14.3%*	*11.8%*	*10.5%*	*8.8%*
EBITDA Margin	*38.1%*	*39.2%*	*40.5%*	*41.3%*	*42.1%*	*42.5%*
Residential Cable Capex	$ 1,254.4	$ 1,202.7	$ 1,105.4	$ 979.1	$ 887.1	$ 817.0
% Growth	–	*(4.1)%*	*(8.1)%*	*(11.4)%*	*(9.4)%*	*(7.9)%*
Scott Media Capex	$ 13.7	$ 18.2	$ 24.8	$ 14.0	$ 14.0	$ 14.0
% Growth	–	*32.1%*	*36.4%*	*(43.5)%*	*0.0%*	*0.0%*
Scott Business Services Capex	$ 131.8	$ 127.9	$ 116.0	$ 134.0	$ 132.0	$ 130.0
% Growth	–	*(3.0)%*	*(9.3)%*	*15.5%*	*(1.5)%*	*(1.5)%*
Total Capex	**$ 1,400.0**	**$ 1,348.7**	**$ 1,246.2**	**$ 1,127.1**	**$ 1,033.1**	**$ 961.0**
% Growth	–	*(3.7)%*	*(7.6)%*	*(9.6)%*	*(8.3)%*	*(7.0)%*
Total Capex as % of Total Revenue	*21.7%*	*18.7%*	*15.6%*	*12.9%*	*10.9%*	*9.4%*

Note: Residential Cable includes High Speed Data and Telephony. % Growth is represented as year-over-year.
Source: Projections per Scott Long-Range Plan (07-Sep-2004)

Scott Management Financial Plan 5

DRAFT
Scott Management Financial Plan Total Revenue and EBITDA ($ in millions) — 2004 2005 2006 2007 2008 Growth Rate for Scott LRP 16.0% 15.0% 14.3% 11.8% 10.5 % Scott Fall 2003 LRP Scott LRP (07-Sep-2004) Source: Scott Long -Range Plan (07 -Sep-2004) and Scott Fall 2003 Long-Range Plan Scott Management Financial Plan 6

DRAFT
Scott Management Financial Plan Variance Analysis (07 -Sep -2004 LRP vs. Fall 2003 LRP) ($ in millions) — 2004 E 2005 E 2006 E 2007 E 2008 E —— — —— — —— — —— — —— - Revenue Variance — Basic Video Volume $(26) $(39) $(49) $(62) $(75) —— —— — —— — —— — —— — —— -
Basic Video Rate 6 (88) (82) (101) (122) —— —— —— — —— — —— — —— - Digital Video Volume (3) (5) (13) (27) (41) —— —— — —— — —— — —— — —— - DVR Subs (5) (6) (26) (52) (85) —— —— — —— — —— — —— — —— - EOD Revenue 11 (52) (68) (89) (109) —— —— —— — —— — —— — —— - Video Revenue Variance $(17) $(189) $(237) $(331) $(431) —— —— — —— — —— — —— — —— - Data Volume (6) (3) 17 45 79 —— —— — —— — —— —— — Data Rate (22) (12) (79) (194) (292) —— —— — —— — —— — —— — —— - HSD Revenue Variance $(29) $(15) $(63) $(149) $(212) —— —— — —— — —— — —— — —— - Telephone Volume 2 (11) (11) 11 4 —— —— —— — —— — —— — Telephone Rate (2) (66) (86) (115) (155) —— —— — —— — —— — —— — —— - Telephony Revenue Variance $ 0 $(76) $(97) $(104) $(151) —— —— —— — —— — —— — —— - Other Product Trials / R&D (20) — — — - —— —— — —— —— —— — Other 5 5 8 20 24 —— —— —— —— —— — Cable Revenue Variance (1) $(60) $(275) $(388) $(565) $(771) —— —— — —— — —— — —— — —— - EBITDA Variance — Video EBITDA Contribution $ 12 $(131) $(139) $(189) $(236) —— —— —— — —— — —— — —— - HSD EBITDA Contribution (14) 21 (26) (105) (163) —— —— — —— —— — —— — —— - Telephony EBITDA Contribution 19 (21) (28) (24) (54) —— —— —— — —— — —— — —— - Other EBITDA Contribution (19) 15 32 36 32 —— —— — —— —— —— — Cable EBITDA Contribution (1) $(1) $(117) $(161) $(281) $(421) —— —— — —— — —— — —— — —— - VOIP EBITDA Contribution 12 — — — - —— —— —— —— —— — Business Services and Media Contribution 7 38 52 73 84 —— —— —— —— —— — Operating Expenses Variance (8) 70 84 94 143 —— —— — —— —— —— — Total EBITDA Variance $ 10 $(8) $(25) $(114) $(194) —— —— —— — —— — —— — —— - Source: Scott Long -Range Plan (07 -Sep-2004) and Scott Fall 2003 Long-Range Plan 1 Excludes Media and Business Services.
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Scott Management Financial Plan 7

DRAFT
Scott Management Financial Plan Basic and Digital Subscribers (In thousands) — Scott Fall 2003 LRP Scott LRP (07-Sep-2004) Digital Subscribers — 2004 — 2008 CAGR — Scott LRP (07-Sep-2004): 6.9% 3,580 3,326
Scott Fall 2003 LRP: 9.7% 3,058 3,051 3,196 2,776 2,732 2,896 2,476 2,444 —
2004 2005 2006 2007 2008 Digital Penetration to Homes for Scott LRP
2003 LRP 38.7% 42.9% 46.6% 50.1% 53.3% 2004 LRP 38.7% 42.8% 45.0% 47.0% 48.8%
Scott Fall 2003 LRP Scott LRP (07-Sep-2004) Source: Scott Long -Range Plan (07 -Sep-2004) and Fall 2003 Long- Range Plan Scott Management Financial Plan 8

DRAFT
Scott Management Financial Plan HSI and Telephony Subscribers (In thousands) — Scott Fall 2003 LRP Scott LRP (07-Sep-2004) Telephony Subscribers — 2004 — 2008 CAGR 2,685
Scott LRP (07-Sep-2004): 19.7% 2,372 2,298 2,046 2,020 Scott Fall 2003 LRP: 15.5% 1,801
1,565 1,683 1,290 1,308 — 2004 2005 2006 2007 2008 Penetration to Telephony Homes for Scott LRP
2003 LRP 22.2% 31.6% 35.7% 39.4% 42.4% 2004 LRP 20.3% 23.8% 28.5% 32.6% 36.4%
Scott Fall 2003 LRP Scott LRP (07-Sep-2004) Source: Scott Long -Range Plan (07 -Sep-2004) and Fall 2003 Long- Range Plan Scott Management Financial Plan 9

DRAFT

Scott Management Financial Plan

Capital Spending Drivers

- In the September 2004 LRP, Total Capex as a percent of Total Revenue declines from 21.7% in 2004 to 10.9% in 2008 vs. the Fall 2003 LRP, in which Total Capex as a percent of Total Revenue declines from 21.5% in 2004 to 10.3% in 2008
- In the September 2004 LRP, Total Capex is expected to decline at an average rate of (7.3)% per year from 2004-2008 vs. (7.1)% per year in the Fall 2003 LRP
- In the September 2004 LRP, the largest driver of the expected decline in Capex is CPE ((11.9)% average annual decrease) vs. MTC ((10.5)% average annual decrease) in the Fall 2003 LRP

	2003A	2004E	2005E	2006E	2007E	2008E	2009E
Residential Field Operations							
LBF&F	$ 126.4	$ 83.7	$ 57.5	$ 57.4	$ 56.2	$ 54.8	$ 53.2
Vehicles & Equipment	18.3	13.2	13.9	13.8	13.4	12.9	12.4
MTC	112.6	89.4	88.4	77.8	73.1	64.0	55.0
Customer Equipment	324.6	295.0	306.7	271.2	226.9	177.8	140.4
Drops	222.6	224.3	224.8	217.8	213.1	208.5	204.1
Distribution	534.9	367.6	353.4	313.9	294.9	287.1	272.7
Other Misc Capex	222.0	326.8	304.0	294.3	249.6	228.0	223.3
Total Capex	$ 1,561.3	$ 1,400.0	$ 1,348.7	$ 1,246.2	$ 1,127.1	$ 1,033.1	$ 961.0
% Growth		(10.3)%	(3.7)%	(7.6)%	(9.6)%	(8.3)%	(7.0)%

Source: Scott Long-Range Plan (07-Sep-2004)

Scott Management Financial Plan 10

DRAFT
1 Pro Forma, per Morgan Stanley Research (13-Sep-1999). 2 Pro Forma, per Morgan Stanley Research (28-Jul-2000). 3 Pro Forma, per Morgan Stanley Research (27-Jun-2002). 4 Pro Forma, per Morgan Stanley Research (28-Oct-2003). 5 Projections per Scott Long-Range Plan (07-Sep-2004).
Scott Management Financial Plan 11

Scott Management Financial Plan
Selected Sellside Research Valuation Views – Ranked by 2005E Total EBITDA
($ in millions)
DRAFT
Total Revenue Total EBITDA —— — Broker Analyst Date Rating Price Target FY Dec 2004 FY Dec 2005 FY Dec 2006 FY Dec 2004 FY Dec 2005 FY Dec 2006 —— —— —— —— —— —— —— —— —
Barrington Research Goss 02-Aug-2004 Sell $44 $6,495 $7,304 N/A $2,499 $2,870 N/A —— —— —— —— —— —— —— —— —— —— — Current Scott LRP Summer 2004 6,441 7,196 $7,972 2,456 2,824 $3,227 —— —— —— —— —— —— —— — Bernstein & Co. Moffett 31-Jul -2004 Hold 35 6,443 7,140 7,873 2,469 2,810 3,138 —— —— —— —— —— —— —— —— —— —— — Prudential Equity Group Styponias 06-Aug-2004 Hold 37 6,455 7,115 7,681 2,468 2,796 N/A —— —— —— —— —— —— —— —— —— —— — Friedman, Billings, Ramsey Bezoza 03-Aug-2004 Strong Buy 38 6,464 7,228 7,974 2,434 2,785 3,144 —— —— —— —— —— —— —— —— —— —— — Sturdivant & Co. Schleinkofer 31-Jul -2004 Hold N/A 6,459 7,160 7,742 2,439 2,782 3,066 —— —— —— —— —— —— —— —— —— —— — Wachovia Securities Wlodarczak 29-Jul -2004 Strong Buy 43-45 6,451 7,075 7,657 2,455 2,753 3,016 —— —— —— —— —— —— —— —— —— —— — A.G. Edwards and Sons Kupinski 30-Jul -2004 Buy NA 6,473 7,239 N/A 2,444 2,752 N/A —— —— —— —— —— —— —— —— —— —— — Bear, Stearns & Co. Katz 02-Aug-2004 Hold 42 6,477 7,168 N/A 2,435 2,751 N/A —— —— —— —— —— —— —— —— —— —— — Banc of America Securities Shapiro 30-Jul -2004 Strong Buy N/A 6,417 7,026 N/A 2,450 2,744 2,979 —— —— —— —— —— —— —— —— —— —— — J.P. Morgan Bazinet 04-Aug-2004 Hold N/A 6,460 7,132 N/A 2,454 2,743 N/A —— —— —— —— —— —— —— —— —— —— — SG Cowen Singer 04-Aug-2004 N/A N/A 6,458 7,085 7,608 2,451 2,742 2,990 —— —— —— —— —— —— —— —— —— —— — Calyon Securities Mesniaeff 31-Jul -2004 Hold 33 6,443 7,135 7,739 2,433 2,742 3,034 —— —— —— —— —— —— —— —— 151;— —— — Stifel Nicolaus & Co. Henderson 04-Aug-2004 Buy 45 6,456 7,137 7,905 2,454 2,730 3,054 —— —— —— —— —— —— —— —— —— —— — Morgan Stanley Bilotti 30-Jul -2004 Buy 41 6,446 7,131 N/A 2,449 2,729 N/A —— —— —— —— —— —— —— —— —— —— — Thomas Weisel Partners Zachar 30-Jul -2004 N/A N/A 6,471 7,105 7,629 2,454 2,718 2,941 —— —— —— —— —— —— —— —— —— —— — Tradition Asiel Securities Shim 30-Jul -2004 Strong Buy N/A 6,436 7,096 7,692 2,445 2,714 2,994 —— —— —— —— —— —— —— —— —— —— — UBS Bourkoff 03-Aug-2004 Hold 30 6,443 7,055 N/A 2,426 2,708 N/A -— —— —— —— —— —— —— —— —— —— — Goldman, Sachs & Co. Rosenstein 02-Aug-2004 Hold N/A 6,431 7,043 7,626 2,436 2,702 2,964 —— —— —— —— —— —— —— —— —— —— — Janco Partners Harrigan 31-Jul -2004 Strong Buy 39 6,452 7,191 N/A 2,417 2,682 N/A —— —— —— —— —— —— —— —— —— —— — Kaufman Bros Roberts 03-Aug-2004 Strong Buy 32 6,468 7,139 7,700 2,402 2,680 2,921 —— —— —— —— —— —— —— —— —— —— — Schwab Soundview Hill 02-Aug-2004 Hold 33 6,442 7,032 7,503 2,446 2,677 2,837 —— —— —— —— —— —— —— —— —— —— — Lehman Brothers Jayant 30-Jul -2004 N/A N/A 6,439 N/A N/A 2,435 2,668 2,923 —— —— —— —— —— —— —— —— —— —— — Credit Suisse First Boston Warner 03-Aug-2004 Hold 32 6,423 6,965 7,446 2,436 2,656 2,835 —— —— —— —— —— —— —— —— —— —— — Deutsche Bank Mitchelson 04-May -2004 Hold 32 6,450 6,936 7,402 2,428 2,654 2,854 —— —— —— —— —— —— —— —— —— —— — RBC Capital Markets Atkin 09-Aug-2004 Hold 34 6,446 7,126 N/A 2,439 2,651 N/A —— —— —— —— — #151; —— —— —— —— —— — CIBC World Markets Corp. Carr 02-Aug-2004 Buy 36 6,468 N/A N/A 2,451 N/A N/A —— —— —— —— —— —— —— —— —— —— — Fulcrum Global Greenfield 31-Jul -2004 Hold N/A 6,463 7,118 N/A N/A N/A N/A —— —— —— —— —— —— —— —— —— —— — Legg Mason Wood Walker Zito 30-Jul -2004 Hold N/A 6,434 7,031 N/A N/A N/A N/A —— —— —— —— —— —— —— —— —— —— — Smith Barney Citigroup Gupta 03-Aug-2004 Hold 34 6,430 N/A N/A N/A N/A N/A —— —— —— —— —— —— —— —— —— —— —
Blaylock & Partners Mitchell 14-Jul -2004 Hold 40 6,423 7,130 N/A N/A N/A N/A —— —— —— —— —— —— —— —— —— —— — Davenport & Co. of VA Johnstone 06-Aug-2004 Sell N/A 6,400 N/A N/A N/A N/A N/A —— —— —— —— —— —— —— —— —— —— — IBES Median $6,450 $7,126 $7,687 $2,444 $2,735 $2,984 —— —— —— —— —— —— — Source: Wall Street Research
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Scott Management Financial Plan 12

DRAFT

Goldman Sachs

Scott Management Financial Plan

Analysis of Current LRP vs. Selected Wall Street Research

($ in millions)

	Current Scott LRP (07-Sep-2004)			Morgan Stanley Research (29-Jul-2004)			UBS Research Report (30-Jul-2004)		
Revenue Drivers	2004E	2008E	'04E-'08E CAGR	2004E	2008E	'04E-'08E CAGR	2004E	2008E	'04E-'08E CAGR
Basic Penetration of Total Homes Passed	59.7%	58.7%	(0.4)%	59.6%	58.5%	(0.5)%	59.8%	56.5%	(1.4)%
Digital Penetration of Total Homes Passed	23.2%	28.7%	5.5%	22.8%	28.5%	5.7%	23.3%	33.0%	9.1%
Video ARPU	$51.83	$62.62	4.8%	$57.97	$71.36	5.3%	$51.01	$58.10	3.3%
Video Revenue	$3,924	$4,900	5.7%	$4,396	$5,568	6.1%	$3,857	$4,404	3.4%
HSD Penetration of Total Homes Passed	24.5%	41.3%	13.9%	23.8%	38.5%	12.8%	23.9%	39.8%	13.6%
HSD ARPU	$37.47	$35.73	(1.2)%	$41.10	$37.53	(2.2)%	$40.99	$34.84	(4.0)%
HSD Revenue	$1,103	$1,907	14.7%	$1,115	$1,847	13.4%	$1,110	$1,762	12.2%
Telephony Penetration of Total Homes Passed	12.4%	25.7%	20.0%	12.1%	24.3%	19.0%	12.1%	18.4%	11.0%
Telephony ARPU	$42.83	$36.80	(3.7)%	$42.72	$37.15	(3.4)%	$43.25	$37.33	(3.6)%
Telephony Revenue	$590	$1,197	19.3%	$584	$1,135	18.1%	$588	$887	10.8%
Total Revenue	$6,441	$9,481	10.1%	$6,446	$9,049	8.8%	$6,443	$8,459	7.0%
Total EBITDA	$2,456	$3,989	12.9%	$2,449	$3,653	10.5%	$2,426	$3,219	7.3%
EBITDA Margin	*38.1%*	*42.1%*		*38.0%*	*40.4%*		*37.7%*	*38.1%*	*NA*
Total Capex	$1,400	$1,033	(7.3)%	$1,394	$1,170	(4.3)%	$1,396	$1,287	(2.0)%
Capex as % of Total Revenue	*21.7%*	*10.9%*		*21.6%*	*12.9%*		*21.7%*	*15.2%*	

Source: Scott Long-Range Plan (07-Sep-2004)

Scott Management Financial Plan 13

Scott Market Update
Shares Traded at Various Prices
35,000
30,000
(000) 25,000 20,000
Volume
15,000 10,000 5,000 0
DRAFT
Weighted Average Price: 33.03 USD Weighted Average Price: 27.97 USD Weighted Average Price: 29.31 USD Total Shares Traded as Percent Total Shares Traded as Percent Total Shares Traded as Percent of Shares Outstanding: 18.73% of Shares Outstanding: 7.89% of Shares Outstanding: 20.10% 6 Months Prior to Offer 1 Year Prior to Offer —— —
60,000 150,000 50,000 125,000 40,000 100,000 30,000 75,000 20,000 50,000 Volume (000) Volume (000) 10,000 25,000 0 0 27.00 28.00 29.00 30.00 31.00 32.00 33.00 34.00 27.00 28.25 29.50 30.75 32.00 33.25 34.50 35.75 to to to to 27.99 Daily from 30-Jan-2004 to 30-Jul-2004 35.00 28.24 Daily from 30-Jul-2003 to 30-Jul-2004 37.00
Weighted Average Price: 30.75 USD Weighted Average Price: 31.97 USD Total Shares Traded as Percent Total Shares Traded as Percent of Shares Outstanding: 39.06% of Shares Outstanding: 71.99%
Source: FactSet
Scott Market Update 34

350,000 300,000 250,000 200,000 Volume (000) 150,000 100,000 50,000 0
[Graphic Appears Here]
20.00 22.00 24.00 26.00 28.00 30.00 32.00 34.00 36.00 38.00 40.00 42.00 44.00 46.00 48.00 50.00 52.00 54.00 56.00
to to
21.99 58.00
Daily from 30-Jul-1999 to 30-Jul-2004 Weighted Average Price: 34.09 USD Total Shares Traded as Percent of Shares Outstanding: 285.91%
Source: FactSet
DRAFT
[Graphic Appears Here]
400,000 300,000
Volume (000) 200,000 100,000 0
[Graphic Appears Here]
7.00 11.00 15.00 19.00 23.00 27.00 31.00 35.00 39.00 43.00 47.00 51.00 55.00
to to 10.99 Daily from 30-Jul-1995 to 30-Jul-2004 59.00 Weighted Average Price: 30.09 USD Total Shares Traded as Percent of Shares Outstanding: 390.78% —
Scott Market Update 35

Scott Market Update
One-Year Stock Price Performance
150% 140%
130%
120%
Scott vs. Cable Peers
Peter Offer
140%
130%
Scott vs. Sector Indexes
Undisturbed (30-Jul-04) Current Scott (15.5)% 1.4 % RBOC 7.5% 12.0%
Satellite (7.0)% (0.2)% Media (4.6)% (2.7)% S&P 500 8.2% 10.5%
DRAFT
Peter Offer
[Graphic Appears Here]
[Graphic Appears Here]
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Scott Market Update
Three-Year Stock Price Performance
140% 120% 100% 80 % Indexed Prices 60% 40%
Scott vs. Cable Peers
Undisturbed (30-Jul-04) Current Scott (28.9)% (14.7)% Comcast (21.0)% (18.9)% Cablevision (58.4)% (53.0)% Charter (84.4)% (83.9)%
Peter Offer
Scott
Comcast
Cablevision
20%
Charter
0%
Sep-2001 Apr-2002 Nov-2002 Jun-2003 Feb-2004 Sep-2004
Daily from 13-Sep-2001 to 13-Sep-2004
Scott Comcast Cablevision Charter
Source: FactSet
1 RBOC Index includes BLS, SBC, and VZ. 2 Satellite Index includes DTV and DISH. 3 Media Index includes DIS and VIA.

Prices Indexed
140%
120%
100%
80%
60%
Scott vs. Sector Indexes
Undisturbed (30-Jul-04) Current Scott (28.9)% (14.7)% RBOC (32.5)% (29.7)%
Satellite 6.1% 15.6 % Media (6.5)% (4.4)% S&P 500 0.8% 3.0%
DRAFT
Peter Offer
Satellite [2]
S&P 500
Media [3]
Scott
RBOC [1]
40 % Sep-2001 Apr-2002 Nov-2002 Jun-2003 Feb-2004 Sep-2004 Daily from 13-Sep-2001 to 13-Sep-2004 Scott RBOC Satellite Media S&P 500 —— —— —— —— —
Scott Market Update 37

Scott Market Update
Five-Year Stock Price Performance
200%
180%
160%
Scott vs. Cable Peers Undisturbed Peter (30-Jul-04) Current Offer Scott (33.2)% (20.0)% Comcast (16.0)% (13.8)% Cablevision (73.0)% (69.5)% Charter (86.7)% (86.3)%
[Graphic Appears Here]
Source: FactSet
1 RBOC Index includes BLS, SBC, and VZ. 2 Satellite Index includes DTV and DISH. 3 Media Index includes DIS and VIA.
300%
250%
Scott vs. Sector Indexes
DRAFT
Undisturbed Peter (30-Jul-04) Current Offer Scott (33.2)% (20.0)% RBOC (42.2)% (39.8)%
Satellite 2.8% 12.5 % Media (23.2)% (21.5)% S&P 500 (18.0)% (16.2)% 200% 150%
Satellite [2] 100 % S&P 500 Scott Media [3] RBOC [1] 50% 0 % Sep-1999 Sep-2000 Sep-2001 Sep-2002 Sep-2003 Sep-2004 Daily from 13-Sep-1999 to 13-Sep-2004 Scott RBOC Satellite Media S&P 500 —— —— —— —
Scott Market Update 38

Scott Market Update
Sellside Research Valuation Views: Selected Commentary
DRAFT
Analyst Firm Date Commentary —— —— —— — Katherine Styponias Prudential Equity Group 10-Aug-2004 “We believe that Scott is becoming more aggressive with its plans to offer and extensively market three distinct HSI products: Premium, Preferred, and Value. Given the competitive landscape and where HSI penetration currently stands for major MSOs, we believe this strategy makes sense and will eventually be the model that other operators will follow.” — Katherine Styponias Prudential Equity Group 6-Aug-2004 “We believe Scott continues to be a well-managed company that does an excellent job on the execution side. Its focus on customer service we think will help it to continue to grow in an increasingly competitive environment.” — Cannon Carr CIBC World Markets 30-Jul-2004 “Scott reported mixed 2Q results today, with weaker than expected subscriber metrics and revenue, but stronger EBITDA. The overall theme looks very similar to reports from Comcast and Time Warner Cable yesterday: solid financial results but subscriber trends weaker than seasonality trends would suggest. We attribute much of this to DBS impact. Contrary to current trends, however, we expect MSOs to gain strength relative to DBS in the coming 12 months for the first time. We believe Scott is well positioned to take advantage of this competitive shift.” — Thomas Eagan Oppenheimer & Co 30-Jul-2004 “The numbers beat all our financial estimates and most of our customer estimates except basic sub net adds. Highlights include: digital net adds of 60k (vs. our 43k estimate), data net adds of 98k (vs. our 90k estimate), telephone net adds of 66k (vs. our 46k estimate), and OCF growth of 16% vs. our 10.7% estimate.” — Doug Colandrea Bear Stearns 30-Jul-2004 “Scott continues to grow customer relationships, up 1.8% over the last twelve months. Bundling remains a key strategy. 29% of video customers subscribe to a two-product bundle up from 24% last year. Bundled customers not only generate a much higher return than video only customers but also have significantly lower churn.” — Richard Bilotti Morgan Stanley 29-Jul-2004 “Scott had another quarter of strong revenue growth and EBITDA growth and further expanded margins.” Source: Wall Street Research —
Scott Market Update 39

V. Scott Shareholder Analysis
Scott Shareholder Analysis 40
[Graphic Appears Here]
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Scott Shareholder Analysis
Overview of Public Shareholder Base
Disinterested % Class A Shares % Shareholder Shares $ mm Ownership % Vote Ownership —— —— —— —— —— —
1 . Cascade Investments 33,839,886 $1,119 5.6% 3.8% 14.2% —— — —— —— —— —— — —— — —— - 2. Capital Research & Mgmt. 22,196,600 734 3.7 2.5 9.3 —— —— —— —— —— — 3 . Greenspun Entities 19,013,575 629 3.1 2.2 8.0 —— — —— —— —— —— —— — 4 . Barclays Global Investors 12,407,588 410 2.1 1.4 5.2 —— — —— —— —— —— —— — 5 . Capital Guardian Trust Co. 8,396,777 278 1.4 1.0 3.5 —— — —— —— —— —— —— — 6 . Transamerica Inv. Mgmt. 7,280,315 241 1.2 0.8 3.1 —— — —— —— —— —— —— — 7 . Wellington Mgmt. 6,709,200 222 1.1 0.8 2.8 —— — —— —— —— —— —— — 8 . MFS Inv. Mgmt. 6,402,273 212 1.1 0.7 2.7 —— — —— —— —— —— —— — 9 . Lord, Abbett & Co. 5,759,029 190 1.0 0.7 2.4 —— — —— —— —— —— —— — 10. Janus Capital Mgmt. 4,772,325 158 0.8 0.5 2.0 —— —— —— —— —— — 11. Alliance Capital Mgmt. 4,676,309 155 0.8 0.5 2.0 —— —— —— —— —— — 12. Vanguard Group 4,508,555 149 0.7 0.5 1.9 —— —— —— —— —— — 13. State Street Global Advisors 4,189,813 139 0.7 0.5 1.8 —— —— —— —— —— — 14. Goldman Sachs Asset Mgmt. 3,863,098 128 0.6 0.4 1.6 —— —— —— —— —— — 15. Waddell & Reed Inv . Mgmt. 3,775,854 125 0.6 0.4 1.6 —— —— —— —— —— — 16. William Blair & Co. 3,759,549 124 0.6 0.4 1.6 —— —— —— —— —— — 17. Fidelity Management & Research 3,113,381 103 0.5 0.4 1.3 —— —— —— —— —— — 18. Eubel Brady & Suttman Asset Mgmt. 2,970,687 98 0.5 0.3 1.2 —— —— —— —— —— — 19. INVESCO Capital Mgmt. 2,822,879 93 0.5 0.3 1.2 —— —— —— —— —— — 20. Strong Capital Mgmt. 2,817,564 93 0.5 0.3 1.2 —— —— —— —— —— — Top 20 Institutions 163,275,257 5,400 27.0% 18.5% 68.4% —— —— —— —— — —— — —— - Other Institutions 74,688,874 2,470 12.4 8.5 31.3 —— —— —— —— —— — Total Institutional Holders 237,964,131 7,870 39.4 27.0 99.7 —— —— —— —— —— — Retail Holders 711,271 24 0.1 0.1 0.3 —— —— —— —— —— — Total Public Ownership 238,675,402 7,893 39.5% 27.1% 100.0% —— —— —— —— — —— — —— -
Investment Style (as of 30-Jun-2004)
Foreign Yield
0.0% 3.6%

Specialty 18.3%
[Graphic Appears Here]
Value 25.9%
Index 12.5%
Source: Thomson One Ownership, Company public filings, FactSet and Carson database. Value of shares based on 13-Sep-04 closing stock price of $33. 07
Growth 24.2%
GARP 15.6%
DRAFT
Scott Shareholder Analysis 41

Scott Shareholder Analysis
Top 10 Holders – Holdings By Quarters Since 1-Jan-2001
DRAFT
2Q2004 1Q2004 4Q2003 3Q2003 2Q2003 1Q2003 4Q2002 3Q2002 2Q2002 1Q2002 4Q2001 3Q2001 2Q2001 1Q2001 —— —— —— —— —— —— —— —— —— —— —— —— —— — Scott VWAP $30.74 $ 33.24 $ 33.40 $32.63 $31.38 $29.55 $27.86 $24.88 $32.29 $36.69 $39.30 $40.22 $43.33 $44.52 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Quarter High 33.27 36.73 34.59 34.48 34.07 32.28 31.45 28.74 37.64 41.91 42.08 44.30 46.48 49.25 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Quarter Low 27.79 30.09 31.62 30.99 28.85 26.83 22.40 20.19 26.90 31.86 36.87 38.00 39.75 40.50 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — 1. Cascade Investments — Shares Held 33,839,886 33,839,886 33,839,886 33,839,886 33,839,886 33,839,886 33,839,886 33,642,386 13,550,000 13,500,000 13,500,000 0 0 0 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Change In Position 0 0 0 0 0 0 197,500 20,092,386 50,000 0 13,500,000 0 0 —— —— —— —— —— —— —— —— —— —— —— —— —— —
2. Capital Research & Mgmt.
—
Shares Held 22,196,600 22,196,600 11,960,000 0 0 0 0 0 0 0 0 5,702,700 5,615,300 4,604,800 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Change In Position 0 10,236,600 11,960,000 0 0 0 0 0 0 0 (5,702,700) 87,400 1,010,500 —— —— —— —— —— —— —— —— —— —— —— —— — —— — 3. Greenspun Equities — Shares Held 19,013,575 7,801,454 NA NA NA NA NA NA NA NA NA NA NA NA —— —— —— —— —— —— —— —— —— —— —— —— —— —— —
Change In Position 11,212,121 7,801,454 NA NA NA NA NA NA NA NA NA NA NA NA —— —— —— —— —— —— —— —— —— —— —— —— —— —— — 4. Barclays Global Investors — Shares Held 12,407,588 12,407,588 13,616,315 17,367,872 14,907,517 11,476,771 5,605,851 6,476,886 6,544,884 5,786,901 5,575,983 3,991,547 3,504,387 3,282,512 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Change In Position 0 (1,208,727) (3,751,557) 2,460,355 3,430,746 5,870,920 (871,035) (67,998) 757,983 210,918 1,584,436 487,160 221,875 —— —— —— —— —— —— —— — —— — —— —— —— —— —
5. Capital Guardian Trust Co.
—
Shares Held 8,396,777 8,396,777 7,708,727 7,210,233 6,831,583 6,733,713 6,713,783 6,617,683 6,196,593 5,115,613 4,801,387 4,503,657 3,976,670 2,220,390 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Change In Position 0 688,050 498,494 378,650 97,870 19,930 96,100 421,090 1,080,980 314,226 297,730 526,987 1,756,280 —— —— —— —— —— —— —— —— —— —— —— —— —— —
6. Transamerica Inv. Mgmt.
—
Shares Held 7,280,315 6,424,600 6,334,775 6,187,439 5,996,260 6,257,824 4,369,124 3,468,640 4,408,910 4,534,919 4,254,029 2,999,850 2,743,000 2,704,500 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Change In Position 855,715 89,825 147,336 191,179 (261,564) 1,888,700 900,484 (940,270) (126,009) 280,890 1,254,179 256,850 38,500 —— —— —— —— —— —— — —— —— —— — —— — —— —— —— —
7. Wellington Mgmt.
—
Shares Held 6,709,200 6,709,200 5,684,640 5,321,900 3,251,200 4,889,000 5,110,400 5,211,100 5,269,800 5,062,200 5,444,800 5,762,300 5,762,300 5,762,300 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Change In Position 0 1,024,560 362,740 2,070,700 (1,637,800) (221,400) (100,700) (58,700) 207,600 (382,600) (317,500) 0 0 —— —— —— —— —— —— — —— — —— — —— — —— —— — —— — —— —
8. MFS Inv. Mgmt.
—
Shares Held 6,192,372 6,402,273 6,648,943 9,666,903 7,581,810 4,777,760 695,820 838,528 257,540 738,645 3,352,051 1,826,011 1,243,101 872,961 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Change In Position (209,901) (246,670) (3,017,960) 2,085,093 2,804,050 4,081,940 (142,708) 580,988 (481,105) (2,613,406) 1,526,040 582,910 370,140 —— —— — —— —— —— —— —— — —— —— — —— — —— —— —
9. Lord, Abbett & Co.
—
Shares Held 5,759,029 5,933,742 2,606,022 0 0 0 100,000 100,000 0 0 0 0 0 0 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Change In Position (174,713) 3,327,720 2,606,022 0 0 (100,000) 0 100,000 0 0 0 0 0 —— —— — —— —— —— —— —— — —— —— —— —— —— —— —
10. Janus Capital Mgmt.
—
Shares Held 4,772,325 4,772,325 4,907,020 6,418,680 6,897,267 7,111,437 7,259,987 8,016,087 8,970,960 8,176,030 15,268,994 19,388,239 21,834,304 22,536,429 —— —— —— —— —— —— —— —— —— —— —— —— —— —— — Change In Position 0 (134,695) (1,511,660) (478,587) (214,170) (148,550) (756,100) (954,873) 794,930 (7,092,964) (4,119,245) (2,446,065) (702,125) Source: Thomson One Ownership and FactSet
— Scott Shareholder Analysis 42

Cascade Investments — Size of Position (mm) 33.8 —— — % of Current Quarter Shares Purchased Position VWAP High Low Adj High (2) Adj Low (3) —— —— —— —— —— —— —
4Q2001 13.5 39.9% $39.30 $42.08 $36.87 $41.12 $37.60 3Q2002 20.1 59.4 24.88 28.74 20.19 27.89 20.66 —— —— —— —— —— —— —
33.6 99.3% $30.68 $34.10 $26.89 $33.21 $27.47 —— —— —— —— — Capital Research & Management
— Size of Position (mm) 22.2 —— — % of Current Quarter Shares Purchased Position VWAP High Low Adj High (2) Adj Low (3) —— —— —— —— —— —— —
2Q2001 1.0 4.6% $43.33 $46.48 $39.75 $46.45 $39.75 4Q2003 12.0 53.9 33.40 34.59 31.62 34.31 32.08 1Q2004 10.2 46.1 33.24 36.73 30.09 36.16 30.68 —— —— —— —— — 23.2 104.5% $33.76 $36.05 $31.30 $35.65 $31.80 —— —— —— —— — Barclays Global Investors
— Size of Position (mm) 12.4 —— — % of Current Quarter Shares Purchased Position VWAP High Low Adj High (2) Adj Low (3) —— —— —— —— —— —— —
4Q2001 1.6 12.8% $39.30 $42.08 $36.87 $42.05 $36.91 2Q2002 0.8 6.1 32.29 37.64 26.90 37.25 26.85 1Q2003 5.9 47.3 29.55 32.28 26.83 32.19 27.16 2Q2003 3.4 27.6 31.38 34.07 28.85 34.02 28.87 3Q2003 2.5 19.8 32.63 34.48 30.99 33.75 31.35 —— —— —— —— — 14.1 113.7% $31.77 $34.49 $29.18 $34.29 $29.39 —— —— —— —— — Capital Guardian Trust
— Size of Position (mm) 8.4 —— — % of Current Quarter Shares Purchased Position VWAP High Low Adj High (2) Adj Low (3) —— —— —— —— —— —— —
2Q2001 1.8 20.9% $43.33 $46.48 $39.75 $46.45 $39.89 3Q2001 0.5 6.3 40.22 44.30 38.00 44.30 38.05 2Q2002 1.1 12.9 32.29 37.64 26.90 37.25 26.85 4Q2003 0.5 5.9 33.40 34.59 31.62 34.55 32.05 1Q2004 0.7 8.2 33.24 36.73 30.09 36.73 30.30 —— —— —— —— — 4.6 54.2% $37.73 $41.35 $34.14 $41.24 $34.27 —— —— —— —— —
1 Analysis limited to purchases of 500,000 shares or greater.
2 Actual shares traded at various prices during the quarter used to determine the highest possible VWAP of shares purchased. 3 Actual shares traded at various prices during the quarter used to determine the lowest possible VWAP of shares purchased.
Scott Shareholder Analysis 43

Scott Shareholder Analysis
Detailed Analysis of Institutional Shareholders
DRAFT
Capital Research & Barclay’s Global Cascade Investments Mgmt Greenspun Entities Investors Capital Guardian —— —— —— —— — n n Greenspun n Barclays Global Description Michael Larson manages the n Capital Research & Entities is a Investors is a n Capital Guardian Trust Management Company subsidiary of investments of Bill Gates’ is a private corporation Barclays PLC, a Company is one of the largest subsidiary of The U.K. financial personal portfolio as well as Capital services subsidiaries of Capital Group Group Companies, Gates’ two foundations, the Inc. company Int’l. The firm manages Affiliates include n Barclays Global William H. Gates Foundation the Capital Investors’ assets for institutional clients Guardian Trust investment process and the Gates Learning Company and is in North America Capital Group Foundation Int’l, Inc. performed through n Capital Guardian builds quantitative, n While discrete about their n Capital Research looks to structured, and portfolios from the bottom -up purchase solid index management investment strategy, Cascade companies at practices using fundamental research reasonable prices n The firm offers a follows three basic themes: and hold variety of n Investments and portfolio different products: — Diversification away from them for long -term Index diversification are handled Funds, Enhanced technology into a variety of n Decision Making Process Strategies, through a multi -portfolio — The firm’s and Tactical Asset old economy stocks investment Allocation manager approach professionals — For Index — Biotechnology and travel and management, n The firm relies entirely on their BGI manages equity healthcare, focused on meet with corporate funds own earnings estimates to based on the S&P, genomics and potential executives, industry Russell determine the difference specialists, and the Wilshire cures for cancer economists, indices, between the fundamental and government as well as the — Investments in companies officials country value of a company and the — They visit focused on reducing global practically every indices of the MSCI price of its securities company whose poverty and hunger securities EAFE/ACWI n Focus is on long -term owned or are — Enhanced interested in Strategies use investments, global industry quantitative owning analysis and coverage, and knowing — Investment derivatives to professionals outperform management teams work on a fund, dividing its benchmark indices — Stocks are selected based assets into manager and — The Tactical Asset on long-term earnings analyst teams that Allocation each Strategies prospects and valuation run their portions of the employ disciplined compared to their peers whole, with rebalancing additional input paradigms to and the mark et achieve the highest from research risk — n Decision Making Process — Within a fund’s guidelines, adjusted return — Each member of the counselors are free n Decision Making to Process investment team is make their own — The Investment decisions Policy responsible for investing a Committee, as to market timing, consisting of portion of the portfolio in valuation, and senior officers, company directs all their own investment emphasis activities recommendations —— —— —
Scott Shares Held 33,839,886 22,196,600 19,013,575 12,407,588 8,396,777 —— —— —— —— —— — Investment Style Specialty Core Value N/A Index GARP —— —— —— —— —— — Equity Assets ($mm) $ 37,919 $ 466,237 $ 267 $ 556,928 $62,300 —— —— —— —— —— — Orientation Active Active Passive Passive Active —— —— —— —— —— — # Stocks Held 46 1,417 1 6,845 1,155 —— —— —— —— —— — Turnover Low Low Low Low Moderate —— —— —— —— —— — Turnover (% / year) 21% 29% 0% 16% 36% —— —— — —— — —— — —— — —
Strategic Entity - Type Investment Advisor Investment Advisor Corporation Bank & Trust Bank & Trust Source: Thomson Financial —
Scott Shareholder Analysis 44

Scott Shareholder Analysis
Detailed Analysis of Institutional Shareholders
DRAFT
Transamerica Inv. Mgmt. Wellington Mgmt. MFS Inv. Mgmt. Lord, Abbett & Co. Janus Capital Mgmt. —— —— —— —— — n Transamerica is 80% n Wellington Formerly n Lord, Abbett is a Janus Capital Description owned Management n Massachusetts private, n Management by Aegon NV, with Financial Services, LLC is a subsidiary the Company, LLP, an employee — MFS is a independent money of Janus remaining 20% subsidiary of Sun management company retained by owned partnership, manages Life that Capital Group manages broad The firm employs a certain investment US, international and global Assurance Company of family of n bottom -up professionals and Canada (U.S.) mutual funds as officers equity, fixed income and multi — Financial well as investment approach The firm looks for Services Holdings separately managed The firm builds a n stocks asset portfolios for institutions and parent equity, n quantitative which are company of MFS model utilizing undervalued in and mutual fund sponsors in Institutional fixed -income and balanced proprietary comparison to Advisors, Inc., MFS methods. The models company 40 countries Int’l (U.K.) accounts for corporations, are strength and its Ltd. and Vertex structured on a potential to n Wellington Management Invt. Mgmt., institutions and individuals product -by - benefit from product basis fundamental Company manages Inc. n Lord, Abbett utilizes a top — reviewing every approximately 65% MFS Investment change of their n Management down/bottom -up, financial element of a emphasizes growth n The managers focus on assets in equity portfolios stocks, fundamentally value -based company uncovering ideas though its funds The firm looks to that will n These include growth, core, encompass a investment approach and also n identify wide range of endure an intense capital appreciation, and value investment employs quantitative analysis companies displaying fundamental earnings growth analysis and styles in all cap sizes styles n The firm looks to identify and potential that rigorous peer Its process begins may be unrecognized review process (however the majority rests in n with an invest in undervalued by the analysis of the n Decision Making Process: large-cap), as well as multi — larger stocks in securities and believes that market. These include — Approximately 90% significant changes of the sector, regional, and single the S&P 500 this approach will generate in a firm’s research is Decision Making company’s allocation gathered country portfolios n Process: The significant above-average of capital, a n returns with less than restruct uring of firm’s analysis of in-house Decision Making Process an individual total — Fundamental assets, or a research is — On a daily basis, portfolio company may include market risk redirection of performed to — Face-to-face cash flows, as well determine managers, research contact with n Decision Making Process as a senior management, significant change in whether a company / analysts, and senior as — Stock selection is based industry well as front -line structure, a new or companies have management meet to workers on in-house research improved exchange investment service, operation or characteristics — A review of the (90%), as well as they seek. company’s on -site product, information and discuss advance, — The companies financial that meet statements and plant inspections and technological the criteria are presented investment ideas balance sheets discussions with senior changes in senior to the entire — The firm carries management, or management out — Contact with the corporate management significant independent company’s current changes in cost team research on a and — They believe that creating structure company -by ;potential -company, customers, as an information advantage, stock -by -stock well as their basis competitors through quantitative and — They wish to — Performing their maintain own qualitative in -house forecasts of the direct contact with future research, is crucial to expected market management share, producing an opportunity earnings, and cash flow for outstanding performance —
Scott Shares Held 7,280,315 6,709,200 6,402,273 5,759,029 4,772,325 —— —— —— —— —— —
Investment Style Core Growth Core Value Core Growth Income Value Aggressive Growth —— —— —— —— —— — Equity Assets ($mm) $ 11,351 $ 253,429 $ 90,538 $57,550 $ 83,100 —— —— —— —— —— — Orientation Active Active Active Active Active —— —— —— —— —— — # Stocks Held 807 2,665 1,468 1,074 786 —— —— —— —— —— — Turnover Moderate Moderate High Moderate Moderate —— —— —— —— —— — Turnover (% / year) 35% 41% 72% 41% 50% —— —— — —— — —— — — — —— -
Type Insurance Company Investment Advisor Investment Advisor Investment Advisor Investment Advisor Source: Thomson Financial — Scott Shareholder Analysis 45

VI. Scott Valuation Analysis
Scott Valuation Analysis 46

DRAFT
Scott Valuation Analysis AVP / Analysis of Implied Premia ($ in millions) — Undisturbed Offer Current —— —— —
Share Price $27.58 $ 30.00 $32.00 $33.07 $33.00 $34.00 $36.00 $38.00 $40.00 $42.00 $44.00 —— —— —— —— —— —— —— —— —— —— —— — Diluted Shares O/S (1) 634 634 634 634 634 634 634 634 634 634 634 Equity Value 17,498 19,033 20,302 20,981 20,937 21,571 22,840 24,109 25,378 26,647 27,916 Net Debt 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 Minority Interest 140 140 140 140 140 140 140 140 140 140 140 —— —— —— —— —— —— —— —— —— —— —— — Adjusted Enterprise Value (2) $22,529 $24,064 $25,333 $26,012 $25,967 $26,602 $27,871 $29,140 $30,409 $31,677 $32,946 —— —— —— —— —— —— —— —— —— —— —— — Implied Premium (3) Undisturbed Stock Price (7/30/04) $27.58 0.0% 8.8% 16.0% 19.9% 19.7% 23.3% 30.5% 37.8% 45.0% 52.3% 59.5% 1-Month Average Price 28.00 (1.5)% 7.2% 14.3% 18.1% 17.9% 21.5% 28.6% 35.7% 42.9% 50.0% 57.2% 1-Month VWAP 27.97 (1.4)% 7.2% 14.4% 18.2% 18.0% 21.5% 28.7% 35.8% 43.0% 50.1% 57.3% 2-Month Average Price 28.90 (4.6)% 3.8% 10.7% 14.4% 14.2% 17.7% 24.6% 31.5% 38.4% 45.3% 52.3% 2-Month VWAP 28.59 (3.5)% 4.9% 11.9% 15.7% 15.4% 18.9% 25.9% 32.9% 39.9% 46.9% 53.9% 3-Month Average Price 29.59 (6.8)% 1.4% 8.1% 11.8% 11.5% 14.9% 21.7% 28.4% 35.2% 41.9% 48.7% 3-Month VWAP 29.31 (5.9)% 2.3% 9.2% 12.8% 12.6% 16.0% 22.8% 29.6% 36.5% 43.3% 50.1%
52-Week High Price 36.73 (24.9)% (18.3)% (12.9)% (10.0)% (10.2)% (7.4)% (2.0)% 3.5% 8.9% 14.3% 19.8% 52-Week Low Price 27.40 0.7% 9.5% 16.8% 20.7% 20.4% 24.1% 31.4% 38.7% 46.0% 53.3% 60.6% 1-Year Average Price 32.23 (14.4)% (6.9)% (0.7)% 2.6% 2.4% 5.5% 11.7% 17.9% 24.1% 30.3% 36.5% 1-Year VWAP 31.97 (13.7)% (6.2)% 0.1% 3.4% 3.2% 6.3% 12.6% 18.9% 25.1% 31.4% 37.6% 3-Year Average Price 32.56 (15.3)% (7.9)% (1.7)% 1.6% 1.4% 4.4% 10.6% 16.7% 22.9% 29.0% 35.1% 3-Year VWAP 31.47 (12.4)% (4.7)% 1.7% 5.1% 4.9% 8.0% 14.4% 20.7% 27.1% 33.5% 39.8 % Since IPO 27.35 0.8% 9.7% 17.0% 20.9% 20.7% 24.3% 31.6% 38.9% 46.3% 53.6% 60.9 % VWAP Since IPO 30.09 (8.3)% (0.3)% 6.4% 9.9% 9.7% 13.0% 19.7% 26.3% 33.0% 39.6% 46.3 % All Time High 56.75 (51.4)% (47.1)% (43.6)% (41.7)% (41.9)% (40.1)% (36.6)% (33.0)% (29.5)% (26.0)% (22.5)% All Time Low 7.38 273.7% 306.5% 333.6% 348.1% 347.2% 360.7% 387.8% 414.9% 442.0% 469.1% 496.2% —— —— —— — —— — —— — —— — —— — —— — —— — —— — —— — —— — —— - Incremental Premium over Offer Price — — — — 3.1% 6.3% 12.5% 18.8% 25.0% 31.3% 37.5% —— —— —— —— —— —— — —— — —— — —— — —— — —— — —— - Value of Offer $7,656 $7,912 $7,896 $8,135 $8,613 $9,092 $9,570 $10,049 $10,527 Cumulative Incremental Value Over Offer $ 239 $ 479 $ 957 $1,436 $1,914 $2,393 $2,871 —— —— —— —— —— —— —— —
Source: Revenue, EBITDA, and basic cable subscriber estimates per Scott Long-Range Plan (07-Sep-2004) 1 Options per Company 10-K, 31-Dec-2003. Diluted shares calculation based upon treasury method.
2 Adjusted enterprise value excludes 24.6% stake in Discovery Communications valued at $1,698mm per Morgan Stanley Research, 29-Jul-2004. 3 Historical average prices from 30-Jul-2004 and earlier.
Scott Valuation Analysis 47

DRAFT
Scott Valuation Analysis Common Stock Comparison – Current ($ in millions) — Stock Adj. Cable EV / ‘05 EBITDA Mult. / Cable Equity Mkt Cap / ‘05 FCF Mult. / Adj. Cable EV (4) / —— — Price % of 52 Market Capitalization Cable EBITDA ‘ 05-’06 LT Free Cash Flow ‘ 05-’06 LT Subscribers Company 13-Sep Wk High Equity (1) Cable EV (1) (3) % of Total EV 2004 E 2005 E Growth Growth (3) 2004 E 2005 E Growth Growth (3) 2004 E 2005 E —— —— —— —— —— —— —— — —— — —— —— —— — —— — —— —— —— — —— - Cable —
Scott $33.07 90% $20,981 $24,405 88% 10.6 x 9.5 x 0.8 x 0.9 x 42.8 x 36.7 x 0.9 x 0.7 x $3,852 $3,822 —— —— —— — —— —— —— — —— — —— — —— — —— — —— — —— — —— — —— — —— — Cablevision (5) 19.74 72% 6,134 9,687 62% 8.4 7.8 1.2 1.4 NM NM NM NM 3,663 3,644 —— —— —— — —— —— —— — —— —— —— —— —— —— —— —— —— — Charter(6) 3.18 59% 2,056 19,783 94% 10.3 9.7 1.4 1.4 NM NM NM NM 3,439 3,439 —— —— —— — —— —— —— — —— —— —— —— —— —— —— —— —— — Comcast (7) 28.12 78% 62,757 72,176 82% 9.6 8.8 1.0 1.3 27.4 20.8 1.0 1.0 3,360 3,340 —— —— —— — —— —— —— — —— —— —— —— —— —— —— —— —— — Mean $22,982 $31,513 82% 9.7 x 8.9 x 1.1 x 1.3 x 35.1 x 28.8 x 0.9 x 0.9 x $3,578 $3,561 Median 13,558 22,094 85% 9.9 9.2 1.1 1.4 35.1 28.8 0.9 0.9 3,551 3,542 —— —— —— —— — —— —— —— —— —— —— —— —— —— — US Cable — Mid Cap — Insight Comm. (7) $ 8.57 73% $ 512 $ 2,030 100% 9.4 x 8.7 x 1.6 x 1.4 x 20.4 x 15.0 x 0.6 x 0.6 x $3,153 $3,173 —— —— —— — —— —— —— — —— — —— — —— — —— — —— — —— — —— — —— — —— — Mediacom Comm. 6.51 65% 773 3,759 100% 8.8 8.7 2.5 1.6 10.9 9.0 NM 0.5 2,562 2,601 —— —— —— — —— —— —— — —— —— —— —— —— —— —— —— —— — Mean $ 643 $ 2,894 100% 9.1 x 8.7 x 2.1 x 1.5 x 15.6 x 12.0 x NM 0.5 x $2,858 $2,887 Median 643 2,894 100% 9.1 8.7 2.1 1.5 15.6 12.0 NM 0.5 2,858 2,887 —— —— —— —— — —— —— —— —— —— —— —— —— —— —
1 Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding. 2 Adjusted enterprise value defined as levered market cap less non -consolidated, non -core public and privat e investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 13 -Sep-2004. Value of private investments per Wall Street Research. 3 Growth rates used for 2005 -2008 FCF and EBITDA growth (per Wall Street Research). Cable adjusted enterprise value defined as levered market cap less non -cable, non -consolidated, non -core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 13 -Sep-2004. Value of private investments per Wall Street Research. 5 Cablevision enterprise value excludes debt and preferred stock held at assets to be spun off (American Movie Classics, WE, IFC, VOOM). Cable EV excludes present value of NOLs per Wall Street Research. Subscriber valuations includes PV of NOLs. 6 Fully-diluted share count includes equity stakes of Charter Comm. Holding Co. as held by Charter Comm. Inc.; Charter Investment, Inc.; Vulcan Cable III. Cable EV excludes present value of NOLs per Wall Street Research. Subscriber valuations includes PV of NOLs. 7 Financial forecasts and subs for Insight Midwest attributed 50/50 between Comcast and Insight.
Scott Valuation Analysis 48

Scott Valuation Analysis Cable Enterprise Value Adjustments ($ in millions) — Scott 1 Cablevision2 Comcast3 —— —— —
Total Enterprise Value $27,710 $15,501 $87,629 Public Securities 3,438 Non-Cable Assets Discovery 1,698 Sports Franchises 1,060 E! Ent. Network 2,128 Sports Programming 820 Outdoor Life 548 Amer. Movie Classics 1,764 The Golf Channel 1,067 WE: Women’s Ent. 863 Other 487
Other Prog. & Corporate (654) Non-Consolidated Cable Assets TWC 3,599
JVs in TX and Kansas City 4,184
Business Services 1,607 901 NOLs 1,062 —— — Cable Enterprise Value $24,405 $9,687 $72,176 —— —— —— — Other Asset Sensitivity Analysis — Other Asset Value +10% Value (10)% Value +10% Value (10)% Value +10% Value (10)% Value —— —— —— —— —— — Multiples 3,635 2,974 6,395 5,233 16,998 13,907 04 EBITDA 10.4 x 10.7 x 7.9 x 8.9 x 9.4 x 9.8 x 05 EBITDA 9.4 9.6 7.3 8.2 8.6 9.0 04 Subscribers $3,800 $3,905 $3,103 $3,499 $3,288 $3,432 05 Subscribers 3,770 3,873 3,087 3,482 3,268 3,411
1 Per Morgan Stanley Research, 29-Jul-2004. 2 Per Morgan Stanley Research, 10-Aug-2004.
3 Per Morgan Stanley Res earch, 29-Jul-2004, and Deutsche Bank Research, 27-May-2004.
Scott Valuation Analysis 49

[Graphic Appears Here]
cablesouth\2004-0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 50/84
DRAFT
Scott Valuation Analysis Common Stock Comparison – Undisturbed ($ in millions) — Stock Adj. Cable EV / ‘05 EBITDA Mult. / Cable Equity Mkt Cap / ‘05 FCF Mult. / Adj. Cable EV (4) / —— — Price % of 52 Market Capitalization Cable EBITDA ‘ 05-’06 LT Free Cash Flow ‘ 05-’06 LT Subscribers Company 30-Jul Wk High Equity (1) Cable EV (1) (3) % of Total EV 2004 E 2005 E Growth Growth (3) 2004 E 2005 E Growth Growth (3) 2004 E 2005 E —— —— —— —— —— —— —— — —— — —— —— —— — —— — —— —— —— — —— - Cable —
Scott $27.58 75% $17,476 $20,900 86% 9.1 x 8.1 x 0.7 x 0.8 x 34.3 x 29.4 x 0.7 x 0.6 x $3,299 $3,273 —— —— —— — —— —— —— — —— — —— — —— — —— — —— — —— — —— — —— — —— — Cablevision (5) 17.47 64% 5,423 8,975 61% 7.8 7.2 1.1 1.3 NM NM NM NM 3,420 3,403 —— —— —— — —— —— —— — —— —— —— —— —— —— —— —— —— — Charter(6) 3.09 57% 1,997 19,724 94% 10.3 9.7 1.4 1.4 NM NM NM NM 3,430 3,430 —— —— —— — —— —— —— — —— —— —— —— —— —— —— —— —— — Comcast (7) 27.40 76% 61,043 70,462 82% 9.4 8.6 1.0 1.2 26.4 20.1 0.9 1.0 3,280 3,260 —— —— —— — —— —— —— — —— —— —— —— —— —— —— —— —— — Mean $21,485 $30,015 81% 9.1 x 8.4 x 1.0 x 1.2 x 30.4 x 24.7 x 0.8 x 0.8 x $3,357 $3,341 Median 11,450 20,312 84% 9.2 8.4 1.1 1.3 30.4 24.7 0.8 0.8 3,360 3,338 —— —— —— —— — —— —— —— —— —— —— —— —— —— — US Cable — Mid Cap
—
Insight Comm. (7) $ 8.80 75% $ 526 $ 2,044 100% 9.5 x 8.8 x 1.6 x 1.4 x 20.9 x 15.4 x 0.6 x 0.6 x $3,174 $3,195 —— —— —— — —— —— —— — —— — —— — —— — —— — —— — —— — —— — —— — —— — Mediacom Comm. 6.57 66% 781 3,766 100% 8.9 8.7 2.5 1.6 11.0 9.1 NM 0.5 2,567 2,606 —— —— —— — —— —— —— — —— —— —— —— —— —— —— —— —— — Mean $ 653 $ 2,905 100% 9.2 x 8.8 x 2.1 x 1.5 x 15.9 x 12.3 x NM 0.5 x $2,871 $2,900 Median 653 2,905 100% 9.2 8.8 2.1 1.5 15.9 12.3 NM 0.5 2,871 2,900 —— —— —— —— — —— —— —— —— —— —— —— —— —— —
1 Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding. 2 Adjusted enterprise value defined as levered market cap less non -consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 30 -Jul -2004. Value of private investments per Wall Street Research. 3 Growth rates used for 2004 -2008 FCF and EBITDA growth (per Wall Street Research). Cable adjusted enterprise value defined as levered market cap less non -cable, non -consolidated, non -core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 30 -Jul -2004. Value of private investments per Wall Street Research. 5 Cablevision enterprise value excludes debt and preferred stock held at assets to be spun off (American Movie Classics, WE, IFC, VOOM). Cable EV excludes present value of NOLs per Wall Street Research. Subscriber valuations includes PV of NOLs. 6 Fully-diluted share count includes equity stakes of Charter Comm. Holding Co. as held by Charter Comm. Inc.; Charter Investment, Inc.; Vulcan Cable III. Cable EV excludes present value of NOLs per Wall Street Research. Subscriber valuations includes PV of NOLs. 7 Financial forecasts and subs for Insight Midwest attributed 50/50 between Comcast and Insight.
— Scott Valuation Analysis 50

DRAFT
Scott Valuation Analysis AVP / Analysis of Implied Premia ($ in millions) — Undisturbed Offer Current —— —— —
Share Price $27.58 $30.00 $32.00 $33.07 $33.00 $34.00 $36.00 $38.00 $40.00 $42.00 $44.00 —— —— —— —— —— —— —— —— —— —— —— — Diluted Shares O/S (1) 634 634 634 634 634 634 634 634 634 634 634 Equity Value 17,498 19,033 20,302 20,981 20,937 21,571 22,840 24,109 25,378 26,647 27,916 Net Debt 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 Minority Interest 140 140 140 140 140 140 140 140 140 140 140 —— —— —— —— —— —— —— —— —— —— —— — Adjusted Enterprise Value (2) $22,529 $24,064 $25,333 $26,012 $25,967 $26,602 $27,871 $29,140 $30,409 $31,677 $32,946 —— —— —— —— —— —— —— —— —— —— —— — Scott Business Services $1,607 $1,607 $1,607 1,607 $1,607 $1,607 $1,607 $1,607 $1,607 $1,607 $1,607 —— —— —— —— —— —— —— —— —— —— —— — Cable Adjusted Enterprise Value $20,922 $22,457 $23,726 $24,405 $24,361 $24,995 $26,264 $27,533 $28,802 $30,071 $31,339 —— —— —— —— —— —— —— —— —— —— —— — Cable EBITDA Multiples 2004 E $2,233 9.4 x 10.1 x 10.6 x 10.9 x 10.9 x 11.2 x 11.8 x 12.3 x 12.9 x 13.5 x 14.0 x 2005 E 2,552 8.2 8.8 9.3 9.6 9.5 9.8 10.3 10.8 11.3 11.8 12.3 2006 E 2,895 7.2 7.8 8.2 8.4 8.4 8.6 9.1 9.5 10.0 10.4 10.8 EBITDA Multiples / ‘05-’08 Cable EBITDA Growth 2004 E 11.3% 0.8 x 0.9 x 0.9 x 1.0 x 1.0 x 1.0 x 1.0 x 1.1 x 1.1 x 1.2 x 1.2 x 2005 E 11.3% 0.7 0.8 0.8 0.8 0.8 0.9 0.9 1.0 1.0 1.0 1.1 2006 E 11.3% 0.6 0.7 0.7 0.7 0.7 0.8 0.8 0.8 0.9 0.9 1.0 Subscriber Multiples (3) 2004 E 6.32 $3,313 $3,556 $3,757 $3,864 $3,857 $3,958 $4,158 $4,359 $4,560 $4,761 $4,962 2005 E 6.38 3,280 3,521 3,720 3,826 3,819 3,919 4,117 4,316 4,515 4,714 4,913 2006 E 6.44 3,251 3,490 3,687 3,792 3,785 3,884 4,081 4,278 4,476 4,673 4,870
Levered FCF Multiples —
2004 E $ 395 44.3 x 48.2 x 51.4 x 53.1 x 53.0 x 54.6 x 57.8 x 61.0 x 64.3 x 67.5 x 70.7 x 2005 E 633 27.7 30.1 32.1 33.2 33.1 34.1 36.1 38.1 40.1 42.1 44.1 2006 E 903 19.4 21.1 22.5 23.2 23.2 23.9 25.3 26.7 28.1 29.5 30.9 FCF Multiples /
‘05-’08 FCF Growth — 2004 E 37.0% 1.2 x 1.3 x 1.4 x 1.4 x 1.4 x 1.5 x 1.6 x 1.7 x 1.7 x 1.8 x 1.9 x
2005 E 37.0% 0.7 0.8 0.9 0.9 0.9 0.9 1.0 1.0 1.1 1.1 1.2 2006 E 37.0% 0.5 0.6 0.6 0.6 0.6 0.6 0.7 0.7 0.8 0.8 0.8 —— —— —
Source: Revenue, EBITDA, and basic cable subscriber estimates per Scott Long-Range Plan (07-Sep-2004) 1 Options per Company 10-K, 31-Dec-2003. Diluted shares calculation based upon treasury method.
2 Adjusted enterprise value excludes 24.6% stake in Discovery Communications valued at $1,698mm per Morgan Stanley Research, 29-Jul-2004.
3 Enterprise value used to calculate subscriber multiples also excludes telephony assets valued at $1,607mm per Morgan Stanley Research, 29-Jul-2004.
Scott Valuation Analysis 51

Scott Valuation Analysis
Comparison of Public Market and DCF Subscriber Valuations
DRAFT
Company-Specific Public Value as a % Common Stock Comparison DCF Assumptions of DCF Value —— —— — 2004 E 2005 E 2004 E 2005 E 2004 E 2005 E Subscriber Subscriber Subscriber Subscriber Subscriber Subscriber Multiple Multiple Multiple 1 Multiple 1 Multiple 1 Multiple 1 —— —— —— —— —— —
Scott $3,852 $3,822 $4,725 $4,687 82% 82% —— —— —— —— —— —— — —— - Comcast 3,360 3,340 3,688 3,666 91% 91% —— —— —— —— —— —— — —— - Charter 2 3,439 3,439 2,303 2,303 149% 149% —— —— —— —— —— —— — —— - Cablevision 2 3,663 3,644 4,683 4,660 78% 78% —— —— —— —— —— —— — —— - Insight 3,153 3,173 3,475 3,491 91% 91% —— —— —— —— —— —— — —— -
Mediacom 2,562 2,601 2,450 2,487 105% 105%
1 Figures reflect midpoint of discount rate range.
2 Subscriber valuations include PV of NOLs per Wall Street Research.
Scott Valuation Analysis 52

cablesouth\2004- 0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 53/84 DRAFT - Scott Valuation Analysis DCF — Cable ($ in millions) Core Cable Enterprise Value 1 Implied 2005E Cable Subscriber Valuation Implied Cable 2009E Unlevered FCF Multiple Implied Cable 2009E Unlevered FCF Multiple 11.5 x 12.2 x 12.8 x 13.5 x 14.1 x 11.5 x 12.2 x 12.8 x 13.5 x 14.1 x 2009E Cable EBITDA Multiple 2009E Cable EBITDA Multiple 9.0 x 9.5 x 10.0 x 10.5 x 11.0 x 9.0 x 9.5 x 10.0 x 10.5 x 11.0 x
7% $30,350 $31,765 $33,181 $34,596 $36,011 7% $4,758 $4,980 $5,202 $5,424 $5,646 8% 29,245 30,605 31,965 33,325 34,684 8% 4,585 4,798 5,011 5,224 5,438 Discount Rate Discount Rate 9% 28,192 29,499 30,806 32,113 33,420 9% 4,420 4,625 4,830 5,034 5,239
Implied Cable Perpetuity Growth Rate Implied 2005E Cable EBITDA Multiple Implied Cable 2009E Unlevered FCF Multiple Implied Cable 2009E Unlevered FCF Multiple 11.5 x 12.2 x 12.8 x 13.5 x 14.1 x 11.5 x 12.2 x 12.8 x 13.5 x 14.1 x 2009E Cable EBITDA Multiple 2009E Cable EBITDA Multiple 9.0 x 9.5 x 10.0 x 10.5 x 11.0 x 9.0 x 9.5 x 10.0 x 10.5 x 11.0 x 7% 1.7% 1.9% 2.2% 2.4% 2.6% 7% 11.9 x 12.4 x 13.0 x 13.6 x 14.1 x
8% 2.6% 2.9% 3.1% 3.4% 3.6% 8% 11.5 12.0 12.5 13.1 13.6 Discount Rate Discount Rate 9% 3.6% 3.9% 4.1% 4.3% 4.5% 9% 11.0 11.6 12.1 12.6 13.1 Source: Projections per Scott Long -Range Plan (07 -Sep-2004)
1 Cable enterprise value includes Scott Media. Scott Valuation Analysis 53 cablesouth\2004- 0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 54/84 DRAFT — Scott Valuation Analysis DCF — Business Services ($ in millions) Business Services Enterprise Value Implied 2005E Business Services Subscriber Valuation Implied 2009E CBS Unlevered FCF Multiple Implied 2009E CBS Unlevered FCF Multiple 6.5 x 7.2 x 7.8 x 8.5 x 9.2 x 6.5 x 7.2 x 7.8 x 8.5 x 9.2 x 2009E CBS EBITDA Multiple 2009E CBS EBITDA Multiple 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x
7% $ 2,602 $ 2,809 $3,016 $ 3,223 $3,429 7% $ 408 $ 440 $ 473 $ 505 $538 8% 2,509 2,708 2,906 3,105 3,304 8% 393 424 456 487 518 Discount Rate Discount Rate 9% 2,420 2,611 2,802 2,993 3,184 9% 379 409 439 469 499
Implied Business Services Perpetuity Growth Rate Implied 2005E Business Services EBITDA Multiple Implied 2009E CBS Unlevered FCF Multiple Implied 2009E CBS Unlevered FCF Multiple 6.5 x 7.2 x 7.8 x 8.5 x 9.2 x 6.5 x 7.2 x 7.8 x 8.5 x 9.2 x 2009E CBS EBITDA Multiple 2009E CBS EBITDA Multiple 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x 7% -0.8% -0.1% 0.4% 0.9% 1.3% 7% 9.6 x 10.3 x 11.1 x 11.8 x 12.6 x
8% 0.1% 0.8% 1.4% 1.8% 2.3% 8% 9.2 9.9 10.7 11.4 12.1 Discount Rate Discount Rate 9% 1.1% 1.7% 2.3% 2.8% 3.2% 9% 8.9 9.6 10.3 11.0 11.7 Source: Projections per Scott Long -Range Plan (07 -Sep-2004) Scott Valuation Analysis 54

cablesouth\2004- 0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 55/84 DRAFT - Scott Valuation Analysis Business Services Valuation Analysis ($ in millions) Adjusted EV / Revenue Growth EBITDA Growth Unlevered FCF Growth EBITDA (1) ‘ 04E-’08E ‘ 04E-’09E 2004E Multiple / ‘ 04E-’09E ‘ 04E-’09E
Company 2004 E 2005 E ‘ 08E-’09E CAGR CAGR ‘ 04E-’05E (1) ‘ 04E-’05E (1) ‘ 08E-’09E CAGR ‘ 08E-’09E CAGR ITC (2) 6.1 x 5.0 x 7.1% 8.4% 8.1% 23.2% 0.3 x 13.9% 19.9% 17.3% 16.2 % Nextel 6.5 5.7 N/A 6.6 N/A 14.1 0.5 4.1 7.8 3.2 3.3 Time Warner Telecom (2) 6.5 6.2 8.0 11.7 11.0 4.3 1.5 7.8 13.7 25.8 69.2 US LEC (2) 10.5 7.8 11.0 12.1 11.9 33.4 0.3 19.6 25.5 56.5 37.3 XO Communications (2) NM 10.7 5.0 7.4 6.9 NM NM 19.1 NM 43.5 NM Mean 7.4 x 7.1 x 7.8% 9.2% 9.5% 18.7% 0.6 x 12.9% 16.7% 29.3% 31.5 % Median 6.5 x 6.2 x 7.6% 8.4% 9.6% 18.6% 0.4 x 13.9% 16.8% 25.8% 26.8 % Scott Business Services (3) N/A N/A 14.3% 18.3% 17.5% 22.4 % N/A 17.2% 20.0% 24.4% 36.1 % Implied Scott Business Services Valuation - High $ 2,327 $ 2,906 Mean 1,646 1,929 Median 1,444 1,702 Low 1,369 1,360
Source: Scott Long -Range Plan (07 -Sep-2004), Wall Street Research, and Company Public Filings 1 Per IBES estimates. 2 Revenue, EBITDA, and unlevered free cash flows based on Needham research, except otherwise noted.
3 Includes Hospitality Network. Scott Valuation Analysis 55

cablesouth\2004- 0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 56/84 DRAFT - Scott Valuation Analysis Business Services WACC Analysis ($ in millions) ITC Deltacom Nextel Comm. Time Warner Telecom US LEC XO Comm.
Market Value of Debt (1) $ 353 $ 9,223 $ 1,251 $378 $ 354 Market Cap (2) $ 232 $ 27,017 $ 568 $138 $ 637 Debt / Market Cap 152.3% 34.1% 220.5% 273.3% 55.6 % Equity / Total Cap 39.6% 74.6% 31.2% 26.8% 64.3 % Tax Rate (3) 35.0% 35.0% 35.0% 35.0% 35.0 % Equity Beta 1.00 1.28 1.94 1.32 N/A Asset Beta 0.50 1.05 0.80 0.48 N/A Median Asset Beta 0.65 Mean Asset Beta 0.71 Scott Business Services Mean Asset Beta 0.71 0.71 0.71 Equity Beta (levered) 0.71 0.71 0.71 Risk-free Rate (10-yr UST) 4.2% 4.2% 4.2 % Market Risk Premium 5.9% 6.9% 7.9 % Cost of Equity 8.4% 9.1% 9.8 % Source: Wall Street Research, public filings, Bloomberg (Raw Equity Beta), and Ibbotson (equity risk premium) 1 Market value of debt assumed to be book value. 2 Market capitalization calculated as of 13 -Sep-2004. 3 35% tax rate assumed for ITC Deltacom, Nextel Communications, Time Warner Telecom, US LEC, and XO Communications. Scott Valuation Analysis 56

cablesouth\2004- 0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 57/84 DRAFT — Scott Valuation Analysis Discovery Valuation Analysis — DCF Analysis ($ in millions) Implied Discovery Enterprise Value Implied Discovery Equity Value 2008E EBITDA Multiple 2008E EBITDA Multiple 9.0 x 10.0 x 11.0 x 12.0 x 9.0 x 10.0 x 11.0 x 12.0 x
10.0% $ 18,108 $ 19,895 $ 21,682 $ 23,469 10.0% $ 15,520 $ 17,307 $19,094 $20,881 11.0% 17,598 19,332 21,067 22,801 11.0% 15,010 16,744 18,479 20,213 12.0% 17,107 18,791 20,474 22,158 12.0% 14,519 16,203 17,886 19,570 Discount Rate Discount Rate 13.0% 16,634 18,269 19,904 21,539 13.0% 14,046 15,681 17,316 18,951 14.0% 16,179 17,767 19,355 20,943 14.0% 13,591 15,179 16,767 18,355
Value of Scott Stake (after-tax) Implied 2005E EBITDA Multiple 2008E EBITDA Multiple 2008E EBITDA Multiple 9.0 x 10.0 x 11.0 x 12.0 x 9.0 x 10.0 x 11.0 x 12.0 x
10.0% $ 2,512 $ 2,801 $ 3,090 $ 3,380 10.0% 16.6 x 18.2 x 19.8 x 21.5 x 11.0% 2,429 2,710 2,991 3,271 11.0% 16.1 17.7 19.3 20.9 12.0% 2,350 2,622 2,895 3,167 12.0% 15.7 17.2 18.7 20.3 Discount Rate Discount Rate 13.0% 2,273 2,538 2,803 3,067 13.0% 15.2 16.7 18.2 19.7 14.0% 2,200 2,457 2,714 2,971 14.0% 14.8 16.3 17.7 19.2
Implied Perpetuity Growth U.S. Networks Ent. Value / DSC Sub Rate of Unlevered FCF 2008E EBITDA Multiple 2008E EBITDA Multiple 9.0 x 10.0 x 11.0 x 12.0 x 9.0 x 10.0 x 11.0 x 12.0 x
10.0% $ 139 $ 155 $ 172 $ 189 10.0% 3.3% 3.9% 4.5% 4.9% 11.0% 134 150 166 183 11.0% 4.3% 4.9% 5.4% 5.9% 12.0% 129 145 161 177 12.0% 5.2% 5.8% 6.4% 6.8 % Discount Rate Discount Rate 13.0% 125 140 155 171 13.0% 6.1% 6.8% 7.3% 7.8% 14.0% 121 136 150 165 14.0% 7.1% 7.7% 8.3% 8.7%
Source: Discovery Management projections provided by Scott Note: Valuation assumes net debt is 100% allocated to the U.S. Networks.
Scott Valuation Analysis 57

cablesouth\2004- 0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 58/84 DRAFT - Scott Valuation Analysis Discovery WACC Analysis ($ in millions) Scripps Liberty Media Fox Viacom
Market Value of Debt (1) $458 $ 9,449 $ 5,180 $ 9,821 Market Cap (2) $ 8,365 $ 23,246 $ 27,100 $ 60,856 Debt / Market Cap 5.5% 40.6% 19.1% 16.1 % Equity / Total Cap 94.8% 71.1% 84.0% 86.1 % Tax Rate (3) 35.0% 35.0% 35.0% 35.0 % Raw Equity Beta 0.76 1.36 1.21 1.39 Asset Beta 0.73 1.08 1.08 1.26 Median Asset Beta 1.08 Mean Asset Beta 1.04 Discovery Market Value of Debt $ 2,588 $ 2,588 $ 2,588 Market Cap $ 11,500 $ 13,000 $ 14,500 Debt / Market Cap 22.5% 19.9% 17.8 % Tax Rate 35.0% 35.0% 35.0 % Mean Asset Beta 1.04 1.04 1.04 Equity Beta (levered) 1.19 1.17 1.16 Risk-free Rate (10-yr UST) 4.2% 4.2% 4.2 % Market Risk Premium 6.9% 6.9% 6.9 % WACC 12.4% 12.3% 12.2 % Source: Wall Street Research, public filings, Bloomberg (Raw Beta), and Ibbotson (equity risk premium) 1 Market value of debt assumed to be book value. 2 Market capitalization calculated as of 13 -Sep-2004. 3 35% tax rate assumed for Scripps, Liberty Media, Fox and Viacom.
Scott Valuation Analysis 58

cablesouth\2004- 0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 59/84 DRAFT - Scott Valuation Analysis Discovery Valuation Analysis ($ in millions) Scripps Analysis Research Valuation Views 2004 E 2005 E DCI
Total Enterprise Value $8,971 $8,971 100% 2005 E 2005 E Newspaper EBITDA 260 286 DCI DCI EBITDA Median Newspaper EBITDA Multiple [1] 10.8 x 10.4 x Analyst Firm Date Value EBITDA Multiple Newspaper Enterprise Value $2,799 $2,969 4 Niraj Gupta Smith Barney 19-Aug-2004 $ 14,722 $ 866 17.0 x Television EBITDA 122 106 Citigroup Median Television EBITDA Multiple [2] 10.5 x 10.9 x Richard Bilotti Morgan Stanley 10-Aug-2004 $ 13,912 $ 993 14.0 x Television Enterprise Value $1,273 $1,151 Implied Programming Enterprise Value $4,938 $4,890 Discovery Management Plan Programming EBITDA [3] 249 321 2004 E 2005 E 2006 E % Growth - 28.8 % Implied Programming EBITDA Multiple 19.8 x 15.3 x Revenue $2,454 $ 3,005 $3,628 Implied Prog. EBITDA Multiple / Growth 0.69 x EBITDA 723 1,093 1,530 Source: Company SEC filings and Wall Street Research Source: Discovery management projections (provided by Scott) Scott Management Valuation Summary Deal Comparison
LTM Private Public Impl
Percent . Value FTE Subs EBITDA Value/ Date Acquiror/Target Sold ($mm) (mm) 6 Mutiple 7 Subscriber 100% FV of 100% FV of Discovery Implied Value Discovery Implied Value 03/2004 Comcast / TechTV 100.0% $ 300 43 NM $6.98 07/2003 Liberty Media / QVC 8 56.5 13,618 138 15.1 x 98.68 (Enterprise for 25% Equity (Enterprise for 25% Equity 8 5 5 06/2003 Cablevision / MGM (Rainbow Stakes — AMC, IFC & WE) 20.0 2,500 143 16.3 17.45 Date Firm Value) Interest Value) Interest 04/2003 Viacom / Comedy Central 50.0 2,450 82 32.3 29.95 29-Apr-2004 Morgan Stanley $ 13,217 $2,654 $13,217 $2,654 11/2002 NBC / Bravo 100.0 1,250 68 22.2 18.27 04/2002 The New York Times Co. / Discovery Civilization 50.0 200 14 NA 14.29 23-Apr-2004 Deutsche Bank 14,045 2,861 11,236 2,159 12/2001 Vivendi Universal / USA Networks 8 93.0 11,075 176 18.3 63.11 20-Apr-2004 CSFB 16,450 3,463 13,160 2,640 07/2001 Walt Disney / Fox Family Worldwide 8 100.0 5,200 116 26N.5.A. 45.02 5/2001 Comcast / Golf Channel 30.8 1,185 35 33N.3.A. 34.34 30-Mar-2004 Prudential 15,060 3,115 15,060 3,115 5/2001 Comcast / Outdoor Life 83.2 615 36 NMN.A. 17.09
16-Mar-2004 UBS Warburg 12,806 2,552 12,806 2,552 2/2001 MGM/Rainbow Media’s Cable Network Partnerships 20.0 4,125 149 33N.9.A. 27.67 11/2000 Viacom / BET Holdings 100.0 3,000 71 30.4 42.37 10/1999 Gemstar / TV Guide 8 100.0 9,200 88 45.8 104.31 Pre-Tax Mean $ 14,316 $2,929 $13,096 $2,624 8 3/1998 Robert Johnson & Liberty Media / BET Holdings 37.0 1,131 53 16.1 21.39 Median 14,045 2,861 13,160 2,640 Mean 26.4 x $38.64 Median 26.5 28.81 Post-Tax Mean $ 9,305 $1,912 $8,512 $1,712 Source: Kagan, News Articles and Public Filings Median 9,129 1,882 8,554 1,711
Source: Wall Street Research, press releases, Factiva and Scott Management analysis 1 Includes Gannett, Knight -Ridder and McClatchy. 2 Includes Hearst -Argyle and LIN TV. 3 Includes Category TV, Licensing/Other Media, Shop At Home, and Corporate. 4 Based on proportionate EBITDA figure per Smith Barney Citigroup Research. 5 Assumes 35% tax rate and 2003YE net debt of $2,600mm. 6 Full-time equivalent subscribers. 7 EBITDA figures represent historical Operating Cash Flows per Kagan unless otherwise noted. 8 EBITDA multiple uses actual historical EBITDA per public filings.
Scott Valuation Analysis 59

cablesouth\2004- 0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 60/84 DRAFT - Scott Valuation Analysis Stock Price Relative to DCF / Target Value Target Price Research Valuation Assumptions
Report Previous 30-Day % Above/(Below) % Above/(Below) WACC Terminal Value Date Close Moving Avg DCF Value (1) Price (1) Previous Close (2) Moving Avg (2) (after-tax) Assumptions (3) 16-Mar-98 $40.75 $ 41.68 $ 42.35 $ 42.00 3.1% 0.8% 12.0 % N/A 13-Sep-99 40.25 37.07 43.66 43.50 8.1 17.3 N/A N/A 4-May-00 39.19 44.36 46.00 N/A 17.4 3.7 11.3 % N/A 11-May-01 43.90 44.53 49.34 47.00 7.1 5.5 11.8 15.1 x 2-Jul-01 44.30 41.80 47.90 47.00 6.1 12.4 11.8 N/A 27-Jun-02 26.90 31.14 44.03 45.00 67.3 44.5 11.8 N/A 1-Aug-02 27.65 26.99 41.68 41.00 48.3 51.9 11.3 N/A 8-Jul-03 33.50 32.43 40.50 41.00 22.4 26.4 11.3 11.1 x 9-Jul-04 28.15 29.06 42.00 41.00 45.6 41.1 7.2 2% perp. growth
Mean 24.7% 22.6 % Median 17.4% 17.3%
Median Premium - 17.3% = 85.3% of DCF Target Price Mean Premium - 22.6% = 81.6% of DCF Target Price Source: Morgan Stanley Research (1998 — 2004) Note: pre -stock split (prior to 24-May -1999), prices are left unadjusted. 1 When DCF value and/or target prices are stated as a range in Research, midpoint is taken; where DCF value is unavailable, Fair Market Value from Research is stated. 2 Where Target Price does not exist, DCF value used for calculation. 3 Based on ten -year DCF model.
Scott Valuation Analysis 60

cablesouth\2004- 0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 61/84 DRAFT — Scott Valuation Summary DCF — Summary ($ in millions, except per share amounts) Implied Share Price (pre-tax Discovery value of $4,800) Implied Share Price (post-tax Discovery value of $3,120) 2009E Cable EBITDA Multiple 2009E Cable EBITDA Multiple 9.0 x 9.0 x
5.0 x $ 47.01 5.0 x $ 44.36 6.0 47.64 6.0 44.99 2009E CBS EBITDA Multiple 7.0 48.26 7.0 45.62 Implied Share Price (pre-tax Discovery value of $4,200) Implied Share Price (post-tax Discovery value of $2,730) 2009E Cable EBITDA Multiple 2009E Cable EBITDA Multiple 9.0 9.0 x 5.0 x $ 46.07 5.0 x $ 43.75 6.0 46.69 6.0 44.37 2009E CBS EBITDA Multiple 7.0 47.32 7.0 45.00
Implied Share Price (pre-tax Discovery value of $3,600) Implied Share Price (post-tax Discovery value of $2,340) 2009E Cable EBITDA Multiple 2009E Cable EBITDA Multiple 9.0 9.0 x 5.0 x $ 45.12 5.0 x $ 43.13 6.0 45.75 6.0 43.76 2009E CBS EBITDA Multiple 7.0 46.37 7.0 44.39 Source: Scott Long -Range Plan (07 -Sep-2004) Note: Assumes 8.0% discount rate on Scott Cable and Business Services and 35% tax rate for Discovery after -tax value.
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Scott Valuation Summary DCF Operational Sensitivities ($ in millions, except per share amounts)
High Medium Low Case Case Case
10.0% EBITDA 7.5% EBITDA 5.0% EBITDA CAGR, Capex CAGR, Capex CAGR, Capex 10.0% Revenue 15.0% Revenue 20.0% Revenue
Implied Share Price 4,200) Implied Share Price 4,200) Implied Share Price 4,200) (pre-tax Discovery (pre-tax Discovery (pre-tax Discovery value of $ value of $ value of $
2009E Cable 2009E Cable 2009E Cable EBITDA Multiple EBITDA Multiple EBITDA Multiple 9.x 10.x 11.x 9.x 10.x 11.0x 9.0x 10.x 11.0x 5.$ 45.68 $49.75 $ 53.82 5.0 $39.43$ 43.06 $46.69 5.0$ 33.75$36.97 $40.20 x x x 2009ECBSEBITDA6.0 46.31 50.38 54.42009E Multi6.0 40.05 43.68 47.2009E 6.0 34.37 37.60 40.83 Multiple CBS CBS EBITDA EBITDA Multiple 7.0 46.93 51.00 55.08 7.0 40.68 44.31 47.94 7.0 35.00 38.23 41.45
Implied Share Price 2,730) Implied Share Price2,730) Implied Share Price2,730) (post-tax Discovery (post-tax Discovery (post-tax Discovery value of $ value of $ value of $
2009E Cable 2009E Cable 2009E Cable EBITDA Multiple EBITDA Multiple EBITDA Multiple 9.x 10.x 11.x 9.x 10.x 11.0x 9.0x 10.x 11.0x 5.$ 43.36 $47.43 $ 51.51 5.0 $37.11$ 40.74 $44.37 5.0$ 31.43$34.66 $37.88 x x x 2009ECBSEBITDA6.0 43.99 48.06 52.12009E Multi6.0 37.74 41.37 45.2009E 6.0 32.06 35.28 38.51 Multiple CBS CBS EBITDA EBITDA Multiple 7.0 44.61 48.69 52.76 7.0 38.36 41.99 45.62 7.0 32.68 35.91 39.14
Source: Scott Long-Range Plan (07-Sep-2004) Note: Assumes 8.0% discount rate on Scott Cable and Business Services and 35% tax rate for Discovery after-tax value.
Scott Valuation Analysis62

cablesouth\2004-0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 63/84 DRAFT
Scott Valuation Summary DCF Median Adjusted Discount for Trading Value Relative to DCF ($ in millions, except per share amounts)
Implied Share Price (pre-tax Discovery value of $ 4,800) Implied Share Price (post-tax Discovery 3,120) value of $ 2009E Cable EBITDA Multiple 2009E Cable EBITDA Multiple 9.0 x 10.0x 11.0x 9.0 x 10.0x 11.0x 5.0 x $ 37.61 $41.04 $44.47 5.0 x $ 35.49 $38.92 $42.35 2009E CBS 6.0 38.11 41.54 44.97 2009E CBS 6.0 35.99 39.42 42.85 EBITDA EBITDA Multiple Multiple 7.0 38.61 42.04 45.47 7.0 36.49 39.92 43.35
Implied Share Price (pre-tax Discovery value of $4,200) Implied Share Price (post-tax Discovery2,730) value of $ 2009E Cable EBITDA Multiple 2009E Cable EBITDA Multiple 9.0 x 10.0x 11.0x 9.0 x 10.0x 11.0x 5.0 x $ 36.85 $40.28 $43.71 5.0 x $ 35.00 $38.43 $41.86 2009E CBS 6.0 37.35 40.78 44.21 2009E CBS 6.0 35.50 38.93 42.36 EBITDA EBITDA Multiple Multiple 7.0 37.85 41.28 44.71 7.0 36.00 39.43 42.86
Implied Share Price (pre-tax Discovery value of $3,600) Implied Share Price (post-tax Discovery2,340) value of $
2009E Cable EBITDA Multiple 2009E Cable EBITDA Multiple 9.0 x 10.0x 11.0x 9.0 x 10.0x 11.0x 5.0 x $ 36.10 $39.52 $42.95 5.0 x $ 34.51 $37.94 $41.37 2009E CBS 6.0 36.60 40.03 43.46 2009E CBS 6.0 35.01 38.44 41.87 EBITDA EBITDA Multiple Multiple 7.0 37.10 40.53 43.96 7.0 35.51 38.94 42.37
Source: Scott Long-Range Plan (07-Sep-2004) Note: Assumes 8.0% discount rate on Scott Cable and Business Services and 35% tax rate for Stock prices median adjusted to reflect 80% Discovery after-tax value. of DCF value.
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Scott Valuation Analysis Potential Sum of the Parts Public Trading Value ($ in millions)
Implied Stock Price ( pre-tax 3,600)Implied Stock Price ( after-tax 2,340) Discovery value of $ Discovery value of $
Cable Enterprise Cable Enterprise Value Value 24,000 27,000 30,000 24,000 27,000 30,000 $ $ $ $ $ $ CBS 2004E 6.0 x $ 35.00 $ 39.73 $ 44.46CBS 2004E 6.0 x $ 33.02 $ 37.74 $ 42.47 EBITDA 8.0 35.70 40.43 45.16EBITDA 8.0 33.72 38.45 43.17 Multiple Multiple 10.0 36.41 41.13 45.86 10.0 34.42 39.15 43.88
Implied Stock Price ( pre-tax 3,200) Implied Stock Price ( after-tax 2,080) Discovery value of $ Discovery value of $
Cable Enterprise Cable Enterprise Value Value 24,000 27,000 30,000 24,000 27,000 30,000 $ $ $ $ $ $ CBS 2004E 6.0 x $ 34.37 $ 39.10 $ 43.83CBS 2004E 6.0 x $ 32.61 $ 37.33 $ 42.06 EBITDA 8.0 35.07 39.80 44.53EBITDA 8.0 33.31 38.04 42.77 Multiple Multiple 10.0 35.78 40.50 45.23 10.0 34.01 38.74 43.47
Implied Stock Price ( pre-tax 2,800) Implied Stock Price ( after-tax 1,820) Discovery value of $ Discovery value of $
Cable Enterprise Cable Enterprise Value Value 24,000 27,000 30,000 24,000 27,000 30,000 $ $ $ $ $ $ CBS 2004E 6.0 x $ 33.74 $ 38.47 $ 43.20CBS 2004E 6.0 x $ 32.20 $ 36.93 $ 41.65 EBITDA 8.0 34.44 39.17 43.90EBITDA 8.0 32.90 37.63 42.36 Multiple Multiple 10.0 35.14 39.87 44.60 10.0 33.60 38.33 43.06
Source: Scott Long-Range Plan (07-Sep-2004) Note: Assumes 35% tax rate and 20% discount to private value for Discovery value.
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Scott Valuation Analysis Future Stock Price Analysis ($ in millions)
Future Stock Price 1 P/E Multiple Sensitivity Sensitivity
PV of Future Stock Price 2009E Implied P/E Multiple 2004E 2005E 2006E 2007E 2008E 2009E 2009E Cable EBITDA Multiple
EBI8.0 x $ 25.04 $ 28.36 $ 31.80 $ 34.76 $ 37.37 $ 39.48 8.0 x 9.0 x 10.0 x 11.0 x 12.0 x Mult9.0e 28.47 31.93 35.49 38.49 41.09 43.14 23.3 x 25.4 x 27.6 x 29.7 x 31.9 x 10.0 31.89 35.50 39.18 42.22 44.81 46.79 Cab11.0 35.32 39.06 42.87 45.94 48.54 50.44 Levered FCF Multiple Sensitivity 12.0 38.74 42.63 46.55 49.67 52.26 54.10 2009E Implied Levered FCF Multiple IRR Analysis 2009E Cable EBITDA Multiple 8.0 x 9.0 x 10.0 x 11.0 x 12.0 x Implied Equity IRR 18.0 x 19.8 x 21.7 x 23.5 x 25.3 x 2009E Cable EBITDA Multiple 8.0 x 9.0 x 10.0 x 11.0 x 12.0 x $ 28.00 18.1% 20.2% 22.2% 24.0% 25.8% Credit Profile 30.00 16.6% 18.7% 20.6% 22.4% 24.1% 32.00 15.2% 17.2% 19.1% 20.9% 22.6% 2004E 2005E 2006E 2007E 2008E 2009E Purchase Price 34.00 13.8% 15.9% 17.8% 19.5% 21.2% Total Debt $ 6,301$ 5,667$ 4,648$ 3,222$ 1,441$ 130 per Share 36.00 12.6% 14.6% 16.5% 18.2% 19.9% Debt/EBITDA 2.6 x 2.0 x 1.4 x 0.9 x 0.4 x 0.0 x 38.00 11.5% 13.4% 15.3% 17.0% 18.7% EBITDA/Interest 6.4 7.4 9.3 13.7 26.0 125.1 40.00 10.4% 12.3% 14.2% 15.9% 17.5%
1 Includes Scott Business Services valued at 7.0x LTM EBITDA and the after-tax Discovery valuation of $3,200 in 2004 and $6,000 in 2009 is used to calculate the future DCI valuation in interim future years based on an implied ’04-’09 CAGR.
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Scott Valuation Analysis Theoretical IRR Analysis ($ in millions)
Sources and Uses of Funds % of x LTM Sources Total EBITDA Uses Term Loan $ 3,000 38% 1.2 x Cash $ 0 Senior Subordinated Debt 4,823 62% 2.0 Scott $32.00 per 7,656 Equity ( share) Other Debt 0 0% 0.0 Advisory 10 Fees Total Debt $ 7,823 100% 3.2 x Financing 156 Fees
Rollover Equity 12,585 Investment ($32.00/share)
Total Sources $ 7,823 100% Total Uses $ 7,823
Operating Financial Plan
Year Ended December 31 2004E 2005E 2006E 2007E 2008E 2009E ‘05-’09 CAGR Revenue $ 6,441 $ 7,196 $ 7,972 $8,736 $ 9,481 $ 10,200 9.1% Growth 12% 12% 11% 10% 9% 8% — EBITDA $ 2,456 $ 2,824 $ 3,227 $3,609 $ 3,989 $ 4,339 11.3% Margin 38% 39% 40% 41% 42% 43% — EBIT 749 1,152 1,600 2,043 2,607 2,956 26.6% Net Income — 192 481 782 1,174 1,445 65.7% FCF for Debt Service — $ 580 $ 928 $1,287 $ 1,587 $ 1,930 35.0%
Debt Paydown Schedule
Year Ended December 31 2004E PF 2005E 2006E 2007E 2008E 2009E Term Loan $ 3,000 $ 2,409 $ 1,482 $ 195 $ 0 $ 0 Senior Subordinated Debt 4,823 4,823 4,823 4,823 4,823 4,823 Other Debt 6,131 5,583 5,118 5,118 4,668 4,668 Total Senior Debt $ 13,954 $ 12,815 $ 11,423 $10,136 $ 9,491 $ 9,491 Capital Leases 170 170 170 170 170 170 Total Debt $ 14,124 $ 12,985 $ 11,593 $10,306 $ 9,661 $ 9,661 Cash 10 0 0 0 1,393 3,323 Net Debt $ 14,113 $ 12,985 $ 11,593 $10,306 $ 8,268 $ 6,338 Total Debt / LTM EBITDA 5.8 x 4.6 x 3.6 x 2.9 2.4 x 2.2 x x
Source: Projections per Scott Sep-2004) Long-Range Plan (07- Note: Analysis assumes interest rate of LIBOR + 200 bps on Term Loan and 10-year Treasury + 200 bps on Senior Subordinated Debt.
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Scott Valuation Analysis Theoretical IRR Analysis ($ in millions)
IRR Analysis (Assumes exit on 12/31/09)
Implied IRR [2] ‘09E EBITDA Multiple / ‘09E Levered FCF Multiple Implied Implied LTM 8.0 x 9.0 x10.0 x 11.0 x 12.0 x Levered LTM FCF MultipleEBITDA Multiple1 17.8 x 20.1 x22.3 x 24.6 x 26.8 x 40.4 x 8.9 x $28.00 26.4% 29.4%32.1% 34.5% 36.9% 43.3 9.4 30.00 24.3% 27.2%29.9% 32.4% 34.7% 46.2 9.9 32.00 22.3% 25.2%27.9% 30.4% 32.7% Purchase 49.1 10.4 34.00 20.4% 23.3%26.0% 28.5% 30.8% Price Per 52.0 10.9 36.00 18.6% 21.5%24.2% 26.7% 29.0% Share 54.8 11.4 38.00 16.9% 19.9%22.5% 25.0% 27.3% 57.7 12.0 40.00 15.3% 18.3%20.9% 23.4% 25.7% 60.6 12.5 42.00 13.7% 16.7%19.4% 21.9% 24.2% 63.5 13.0 44.00 12.3% 15.3%18.0% 20.5% 22.7%
IRR Cost of Debt Sensitivity Analysis Implied Equity IRR — Exit 2009 (Assuming $32.00 purchase price) 2009E EBITDA Multiple 8.0 x 9.0 x10.0 x 11.0 x 12.0 x (50) bps 22.33% 25.26%27.94% 30.42% 32.72% (25) bps 22.29% 25.23%27.92% 30.39% 32.70% 0 bps 22.26% 25.20%27.89% 30.37% 32.67% Cost of 25 bps 22.22% 25.17%27.86% 30.34% 32.65% DeSensitivity [3] 50 bps 22.19% 25.13%27.83% 30.31% 32.62% Credit Statistics PF 2005E 2006E2007E 2008E 2009E Leverage Ratios Total Debt 5.8 x 4.6 x 3.6 x2.9 x 2.4 x 2.2 x / EBITDA Senior Debt 3.8 2.9 2.11.5 1.2 1.1 / EBITDA
Coverage Ratios EBITDA / Total 3.4 x 3.4 x 4.1 x4.9 x 5.8 x 6.5 x Interest Expense EBITDA / Senior 5.9 21.3 29.156.5 195.6 319.4 Interest Expense
EBITDA — Capex / Total 1.4 x 1.8 x 2.5 x3.4 x 4.3 x 5.1 x Interest Expense EBITDA — Capex / Senior 2.5 11.1 17.938.9 144.9 248.7 Interest Expense
Source: Projections per Scott Sep-2004) Long-Range Plan (07- Note: Analysis assumes interest rate of LIBOR + 200 bps on Term Loan and 10-year Treasury + 200 bps on Senior Subordinated Debt. 1 Excludes Discovery stake. 2 Exit value includes Discovery stake valued at $6,000mm (equivalent to $7,059mm on an after-tax basis). 3 Debt spread analysis is applied to Senior Debt and Senior Subordinated Notes.
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Scott Credit Analysis Illustrative Leveraged Repurchase of Scott Equity by Peter ($ in millions, except per share data)
Assumes Scott Incremental Leverage of $6.7bn (and Total Leverage of $13.0bn / 5.3x LTM EBITDA) based on 210mm Shares Purchased at $32/share
Transaction Sources and Uses of Funds: $32.00 Purchase Price Assumptions per Share
$ 32 Shares Purchased 210 LTM Offer with Scott Debt Price 239 Base $ 32Sources of Funds EBITDA % of Total Purchase Total Shares Price Purchased 7,656 Maximum 6,720Existing Senior $ 6,301 2.6 44.7% Scott Additional Debt x Equity Leverage Purchased % 37.8% x LTM 2.7 xNew Term Loan 3,000 3.8 21.3% Ownership EBITDA x 134 New Senior Notes 3,720 5.3 Financing x Fees Equity Contribution 1,071 5.7 7.6% from Peter x $ 7,791 Implied Equity $1,071Total Sources $ 14,0925.7 73.6% Total Contribution x Investment
Uses of Funds % of Total Scott Equity $ 7,656 54.3% Purchase Existing Senior 6,301 44.7% Debt Financing Fees 134 1.0% Total Uses $ 14,092100.0%
Operating Illustrative Marginal IRR Analysis Financial Plan (Assumes 2009 Exit) Purchase Price Per Share 2004E 20052006E 2007E 2008E 2009E $32.00 $ 34.$036.0$ 38.00$ 40.00$ 42.00$ 44.00 $ 6,44$ 7,19$ 7,972$8,736$ 9,481$ 10,200 7.0 x53.1% 52.4 51.6 50.7 49.9 49% 48.2 % Revenue % % % % 11.7% 10.8% 9.6% 8.5% 7.6% EBITDA 8.0 x58.3% 57.7 57 56.2 55.5 54.8% 54.1 % Growth % % % % $ 2,45$ 2,82$ 3,227$3,609$ 3,989$ 4,339 Exit 9.0 x62.9% 62.3 61.7 61% 60.4 59.8% 59.1 % EBITDA % % % 38.1% 39.2% 40.5% 41.3% 42.1% 42.5% Multiple 10.0 x 67% 66.5 66 65.4 64.8 64.2% 63.6 % Margin % % % % Net $239 $ 519 $ 813$ 1,205$ 1,481 11.0 x70.8% 70.3 69.8 69.3 68.8 68.2% 67.7 % Income % % % % 1,400 1,349 1,246 1,127 1,033 961 Capital Expenditures 626 963 1,316 1,617 1,963 Illustrative Blended IRR Analysis $32.00 Peter Levered (Assumes 2009 Exit, Basis) FCF Purchase Price Per Share Debt Paydown Schedule and $32.00 $ 34.$036.0$ 38.00$ 40.00$ 42.00$ 44.00 Credit Statistics 2004E 20052006E 2007E 2008E 2009E 7.0 x11.8% 10.0%8.3% 6.6% 5.0% 3.5% 2.0% $ 13,0$112,3$2 11,41$10,10$ 8,558$ 8,558 EBITDA 8.0 x15.6% 13.8%12.1% 10.5% 8.9% 7.4% 6.0% Total Debt Cash 10 0 0 0 72 2,035 Exit 9.0 x18.9% 17.2%15.5% 13.9% 12.4% 10.9% 9.5% Net 13,01012,382 11,41910,103 8,486 6,523 Multiple 10.0 x22.0% 20.2%18.6% 16.9% 15.4% 14.0% 12.6% Debt 11.0 x24.7% 23.0%21.3% 19.7% 18.2% 16.8% 15.4% Leverage Ratios 5.3 4.4 3.5x 2.8 2.1 x 2.0 x Total x x x Debt / EBITDA 8.4 5.8 4.1 2.9 2.5 Illustrative Blended IRR Analysis $27.58 Peter Total (Assumes 2009 Exit, Basis) Debt / (EBITDA - CapEx) Purchase Coverage Price Per Ratios Share 3.7 3.7 4.3x 5.1 6.3 7.5 x $32.00 $ 34.$036.0$ 38.00$ 40.00$ 42.00$ 44.00 EBITDA x x x x / Total Int. Exp. NA 1.9 2.6 3.5 4.7 5.8 7.0 x14.9% 14.3%13.7% 13.1% 12.5% 11.8% 11.2% (EBITDA-CapEx) / Total Int. Exp. Ba1 EBITDA 8.0 x18.8% 18.3%17.8% 17.2% 16.7% 16.1% 15.6% Implied Rating Exit 9.0 x22.2% 21.8%21.3% 20.8% 20.4% 19.9% 19.4% Multiple 10.0 x25.3% 24.9%24.5% 24.1% 23.6% 23.2% 22.8% 11.0 x28.1% 27.8%27.4% 27.0% 26.6% 26.2% 25.8%
Source: Scott Long-Range Plan (07-Sep-2004) Note: Assumes Assumes interest rates of L+200 bps on new term loan, 10-year Treasury +200 bps on new senior notes transaction date of and 2.0% blended financing fees. 31-Dec-2004.
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Scott Credit Analysis Illustrative Leveraged Repurchase of Scott Equity by Peter ($ in millions, except per share data) Transaction Sources and Uses of Funds:$32.00 Purchase Price per Assumptions Share
$ 32.00 Additional 7,813 LTM Offer Leverage Price 239 x LTM 3.2 x Sources of Funds EBITDA % of Total EBITDA Total Shares Purchased 7,656 Existing Senior $ 6,301 2.6 x 44.6% Scott Debt Equity Purchased % 37.8% New Term Loan 3,000 3.8 x 21.3% Ownership 156 New Subordinated 4,813 5.7 x Financing Debt Fees Equity Contribution 0 5.7 x 0.0% from Peter $ 7,813 Implied Equity $ 0 Total Sources $ 14,113 5.7 x 65.9% Total Contribution Investment
Operating Financial Plan Uses of Funds % of Total 2004E 2005E 2006E 2007E 2008E 2009E Scott Equity $ 7,656 54.2% Purchase $ 6,441$ 7,196$ 7,972$ 8,736$ 9,481$ 10,200 Existing Senior 6,301 44.6% Revenue Debt 11.7% 10.8% 9.6% 8.5% 7.6% Financing Fees 156 1.1% Growth $ 2,456$ 2,824$ 3,227$ 3,609$ 3,989$ 4,339 Total $ 14,113 100.0% EBITDA Uses 38.1% 39.2% 40.5% 41.3% 42.1% 42.5% Margin Net $196 $ 474 $ 767$ 1,157$ 1,431 Income 1,400 1,349 1,246 1,127 1,033 961 Illustrative Blended IRR Analysis (Assumes 2009 Exit, $32.00 Peter Capital Basis) Expenditures 585 921 1,271 1,570 1,916 Purchase Price Per Levered Share FCF $32.00 $ 34.00 $ 36.0$ 38.00 $ 40.$0 42.00 $ 44.00 Debt Paydown Schedule and Credit 7.0 x12.4% 10.4% 8.5% 6.7% 5.0% 2.9% 1.3% Statistics 2004E 2005E 2006E 2007E 2008E 2009E EBITDA 8.0 x16.4% 14.4% 12.6% 10.9% 9.2% 7.2% 5.6% $ 14,11$ 13,51$ 12,59$ 11,32$ 9,753$ 9,651 Exit 9.0 x19.9% 18.0% 16.2% 14.5% 12.8% 10.9% 9.4% Total Debt Cash 10 0 0 0 0 1,814 Multiple 10.0 x23.1% 21.1% 19.4% 17.7% 16.1% 14.2% 12.7% Net 14,103 13,515 12,595 11,323 9,753 7,837 11.0 x25.9% 24.0% 22.2% 20.5% 18.9% 17.1% 15.6% Debt Leverage Ratios 5.7 x 4.8 3.9 3.1 2.4 x 2.2 x Illustrative Blended IRR Analysis (Assumes 2009 Exit, $27.58 Peter Total x x x Basis) Debt / EBITDA 9.2 6.4 4.6 3.3 2.9 Purchase Price Per Total Share Debt / (EBITDA - CapEx) $32.00 $ 34.00 $ 36.0$ 38.00 $ 40.$0 42.00 $ 44.00 Coverage Ratios 3.4 x 3.4 3.9 4.6 5.6 x 6.6 x 7.0 x15.7% 15.1% 14.4% 13.8% 13.1% 11.9% 11.2% EBITDA x x x / Total Int. Exp. NA 1.8 2.4 3.2 4.2 5.2 EBITDA 8.0 x19.9% 19.3% 18.8% 18.2% 17.6% 16.6% 16.0% (EBITDA-CapEx) / Total Int. Exp. Ba2 Exit 9.0 x23.5% 23.0% 22.5% 22.0% 21.5% 20.6% 20.1% Implied Credit Rating Multiple 10.0 x26.8% 26.3% 25.9% 25.4% 25.0% 24.2% 23.7% 11.0 x29.7% 29.3% 28.9% 28.5% 28.1% 27.4% 27.0%
Source: Scott Long-Range Plan (07-Sep-2004) Note: Assumes Assumes interest rate on new term loan of L+200 bps, 10-year Treasury + 200 bps on new subordinated transaction date of debt and 2.0% blended financing fees. 31-Dec-2004.
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Scott Valuation Analysis Precedent Minority Buyouts / Premia Analysis: Cash Transactions
Initial Inside Aggregate 52-Week Premium Percent OwnershipConsid. over for Effective High InitialInitial 52- Final Final Increase before Amt. Target Acceptance Prior Bid Bid in the Acq’d. Eq./ Date Date Target Acquiror to Ann. per Premiuma Week Highper Premiumb Offerc Transaction (000s) Acq. Eq. Rate Share Share Value 1 02-Jun-0Aug-03Ribapharm ICN $ 9.45$ 5.60 10.2%(40.7)% $ 6.25 23.0% 11.6% 80% $ 187,273 61%98% Pharmaceuticals 2 19-Feb-0Apr-02Travelocity.com Sabre Holdings 37.90 23.00 19.8%(39.3)% 28.00 45.8% 21.7% 70% 447,158 16%87%
3 10-Oct-0Nov-01TD Waterhouse Toronto Dominion 17.94 9.00 45.2%(49.8)% 9.50 53.2% 5.6% 89% 402,556 15%100%
4 22-Aug-0Sep-01Homeservices.com MidAmerican 13.20 17.00 38.8%28.8% 17.00 38.8% 0.0% 84% 33,000 N/A50% Energy Holdings 5 21-Aug-0Feb-02Spectra Physics Thermo Electron 72.25 20.00 46.1%(72.3)% 17.50 27.8% (12.5)% 80% 83,000 6%82%
6 04-Jun-0Dec-01Liberty Financial Liberty Mutual 47.22 33.70 (0.3)%(28.6)% 33.70 (0.3)% 0.0% 70% 536,005 N/A87% Cos. Insurance 7 23-May-0Sep-01Unigraphics Electronic Data 24.56 27.00 26.7%9.9% 32.50 52.5% 20.4% 86% 209,000 3%64% Solutions Systems
8 26-Mar-0Aug-01CSFBdirect Credit Suisse 16.00 4.00 60.0%(75.0)% 6.00 140.0% 50.0% 82% 74,000 1%100% First Boston
9 27-Oct-0Mar-01Azurix Corp. Enron 14.19 7.00 96.6%(50.7)% 8.38 135.4% 19.7% 65% 330,000 1%NM 10 21-Sep-0Mar-01Hertz Corp. Ford Motor 51.75 30.00 23.7%(42.0)% 35.50 46.4% 18.3% 82% 721,000 5%97%
11 24-Apr-0Jul-00Cherry Corp. Investor Group 16.50 18.75 44.2%13.6% 26.40 103.1% 40.8% 51% 144,000 N/A100% 12 1,325,000 27-Mar-00 Jun-00 Hartford Life (ITT Hartford) Hartford Financial Services 55.00 44.00 8.6% (20.0)% 50.50 24.7% 14.8% 80% 63%93%
13 23-Mar-0Jun-00Homestead Village Security Capital 4.38 3.40 26.5%(22.3)% 4.10 52.6% 20.6% 72% 157,000 46%100% Group
14 2,449,297 21-Mar-00 Apr-00 Travelers Property Casualty Citigroup Inc 40.94 41.5 23.2% 1.4% 41.95 24.5% 1.1% 85% 10%100% 15 1,575,663 16-Mar-00 Sep-00 Vastar Resources BP Amoco 71.63 71.00 12.5% (0.9)% 83.00 31.5% 16.9% 81% 4%95%
16 14-Mar-0Jun-00Howmet Alcoa 17.80 18.75 1.4%5.3% 21.00 13.5% 12.0% 81% 349,000 15%77% International
17 31-Jan-0Apr-00Thermo BioAnalysis Thermo Instrument 26.06 28.00 51.4%7.4% 28.00 51.4% 0.0% 70% 168,000 21%54% Systems 18 01-Dec-9Apr-00Boise Cascade Boise Cascade 15.38 13.25 15.2%(13.8)% 16.50 43.5% 24.5% 81% 205,000 38%93% Office Products
19 05-Nov-9Nov-99PEC Israel Discount 36.50 36.50 0.2%0.0% 36.50 0.2% 0.0% 56% 320,000 31%70% Economic Corp Investment
20 07-May-9Jul-99J Ray McDermott SA McDermott 47.00 35.62 16.8%(24.2)% 35.62 16.8% 0.0% 63% 514,540 72%100% International
21 01-Apr-9Aug-99Aqua Alliance Vivendi SA 3.31 2.00 (11.1)%(39.6)% 2.90 28.9% 45.0% 78% 117,000 3%77%
22 24-Mar-9Nov-99Knoll Inc. Warburg, Pincus 28.00 25.00 63.9%(10.7)% 28.00 83.6% 12.0% 58% 490,820 N/A100% Ventures 23 19-Mar-9Jul-99Spelling Viacom 9.50 9.00 33.3%(5.3)% 9.75 44.4% 8.3% 81% 191,600 2%100% Entertainment Group
24 27-Oct-9Dec-98Citizens Corp. Allmerica 34.94 29.00 5.2%(17.0)% 33.25 20.6% 14.7% 82% 212,400 36%100% (Hanover Ins. Co.) Financial Corp. 25 19-Oct-9Feb-99BRC Holdings Inc. Affiliated 21.25 19.00 16.9%(10.6)% 19.00 16.9% 0.0% 51% 131,900 32%100% Computer Services
CASH Mean 27.0%(19.9)% 44.8% 13.8% 74% 23%88% DEALS
25 Median 23.2%(17.0)% 38.8% 12.0% 80% 15%96% High 96.6%28.8% 140.0% 50.0% 89% 72%100%
Low (11.1)%(75.0)% (0.3)% (12.5)% 51% 1%50%
(a) Initial premium compares the initial bid per share to the target’s last published closing price per share prior to the initial deal announcement. (b) Final premium compares the final bid per share to the target’s last published closing price per share prior to the initial deal announcement. (c) Percent increase in offer compares the final bid per share to the initial bid per share.
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VII. Illustrative Alternative Transactions
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Illustrative Alternative Transactions Share Repurchase Sensitivity ($ in millions)
Shares Repurchased % of Public Float Size of Share Repurchase Size of Share Repurchase $ 2,500$ 3,000 $ 3,500$ 4,000 $ 4,500 $ 5,000 $ 2,500 $ 3,000 $ 3,500 $ 4,000 $ 4,500 $ 5,000 $ 33.00 75.8 90.9 106.1 121.2 136.4 151.5 Price $ 33.00 31.7% 38.0% 44.3% 50.7% 57.0% 63.3% Price 34.00 73.5 88.2 102.9 117.6 132.4 147.1 34.00 30.7% 36.9% 43.0% 49.2% 55.3% 61.5%
35.00 71.4 85.7 100.0 114.3 128.6 142.9 Repurchase 35.00 29.9% 35.8% 41.8% 47.8% 53.7% 59.7% Repurchase 36.00 69.4 83.3 97.2 111.1 125.0 138.9 36.00 29.0% 34.8% 40.6% 46.4% 52.2% 58.0% 37.00 67.6 81.1 94.6 108.1 121.6 135.1 37.00 28.2% 33.9% 39.5% 45.2% 50.8% 56.5% 38.00 65.8 78.9 92.1 105.3 118.4 131.6 38.00 27.5% 33.0% 38.5% 44.0% 49.5% 55.0% 39.00 64.1 76.9 89.7 102.6 115.4 128.2 Share 39.00 26.8% 32.2% 37.5% 42.9% 48.2% 53.6% Share 40.00 62.5 75.0 87.5 100.0 112.5 125.0 40.00 26.1% 31.3% 36.6% 41.8% 47.0% 52.2%
Implied 2004E Leverage Ratio Implied Credit Rating Size of Share Repurchase Size of Share Repurchase $ 2,500$ 3,000 $ 3,500$ 4,000 $ 4,500 $ 5,000 $ 2,500 $ 3,000 $ 3,500 $ 4,000 $ 4,500 $ 5,000 3.6 x 3.8 x 4.0 x 4.2 x 4.4 x 4.6 x Baa3 Baa3 Baa3 Baa3 Baa3 Baa3
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Illustrative Alternative Transactions Alternative Transaction – $5bn Share Repurchase ($ in millions)
Pro Forma PV of Future Stock Alternative Transaction Share Repurchase Price1 Sensitivity
Share Repurchase Price PV of Future Stock Price $ 30.00 $ 31.00$ 32.00$ 33.00 $ 34.00 Equity 2009E Cable EBITDA Multiple Shares Repurchased 164.2 158.9 153.9 149.2 144.9 Risk Premium 8.0 x 9.0 x10.0 x 11.0 x 12.0 x Cost of Equity 7.3.0% $ 51.02 $ 56.52 $62.0$ 67.50 $ 73.00 Credit Profile 8.5.0% 46.52 51.52 56.53 61.54 66.55 2004E 2005E 2006E 2007E 2008E 2009E 7.0% 42.47 47.04 51.62 56.19 60.76 Total Debt $ 11,226 $ 10,723$ 9,843$ 8,577$ 6,986$ 5,004 10.8% Debt/EBITDA 4.6 x 3.8 x 3.0 x 2.4 x 1.8 x 1.2 x EBITDA/Interest 6.4 4.7 5.6 6.8 8.5 11.2
Status Quo IRR IRR Analysis (Pro Forma for Share Repurchase)1 Analysis
Implied Implied Equity IRR Equity IRR ‘09E EBITDA Mult. / ‘09E Levered ‘09E EBITDA Mult. / ‘09E FCF Mult. Levered FCF Mult.
8.0 x 9.0 x10.0 x 11.0 x 12.0 x 8.0 x 9.0 x10.0 x 11.0 x12.0 x 19.1 x 20.8 x22.6 x 24.4 x 26.1 x 17.7 x19.6 x 21.6 x23.5 x25.4 x $ 28.00 17.0% 19.0% 20.8% 22.5% 24.2% $ 28.00 19.9% 22.2% 24.4% 26.4% 28.2% 30.00 15.5% 17.4% 19.2% 20.9% 22.6% 30.00 18.3% 20.6% 22.8% 24.7% 26.6% 32.00 14.1% 16.0% 17.8% 19.5% 21.1% 32.00 16.9% 19.2% 21.3% 23.2% 25.1%
Purchase Purchase Price 34.00 12.8% 14.7% 16.5% 18.1% 19.7% Price per 34.00 15.6% 17.8% 19.9% 21.8% 23.6% per Share Share 36.00 11.6% 13.4% 15.2% 16.9% 18.4% 36.00 14.3% 16.5% 18.6% 20.5% 22.3% 38.00 10.4% 12.3% 14.0% 15.7% 17.2% 38.00 13.2% 15.4% 17.4% 19.3% 21.1% 40.00 9.4% 11.2% 12.9% 14.6% 16.1% 40.00 12.1% 14.3% 16.3% 18.1% 19.9%
Source: Projections per Scott Sep-2004) Long-Range Plan (07- Note: Alternative transaction share Future stock price discounted to repurchase assumes fees of $75mm. 13-Sep-2004. 1 Assumes $4,925mm share repurchase at Pro forma share price assumes equity value decreases and net debt increases by $32.00 per share. amount of share repurchase.
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Overview of Alternative Transactions Alternative Transaction – $2bn Share Repurchase + Ongoing Dividend of 25% FCF ($ in millions)
Pro Forma PV of Future Stock Alternative Transaction Share Repurchase Price1 Sensitivity
Share Repurchase Price PV of Future Stock $ 30.00 $ 31.00$ 32.00$ 33.00 $ 34.00 Price Equity 2009E Cable EBITDA Multiple Shares Repurchased 65.7 63.5 61.6 59.7 57.9 Risk Premium 8.0 x 9.0 x10.0 x 11.0 x 12.0 x Cost of Equity 6.3.0% $ 46.06 $ 50.75 $55.4$ 60.12 $ 64.80 Credit Profile 8.5.0% 42.44 46.76 51.07 55.39 59.71 2004E 2005E 2006E 2007E 2008E 2009E 7.0% 39.15 43.13 47.12 51.10 55.08 Total Debt $ 8,271$ 7,699$ 6,863$ 5,858$ 4,496$ 2,946 10.0% Debt/EBITDA 3.4 x 2.7 x 2.1 x 1.6 x 1.1 x 0.7 x EBITDA/Interest 6.4 6.0 7.2 8.9 11.6 17.6
Status Quo IRR IRR Analysis (Pro Forma for Share1 Analysis Repurchase)
Implied Implied Equity IRR Equity IRR ‘09E EBITDA Mult. / ‘09E Levered ‘09E EBITDA Mult. / ‘09E FCF Mult. Levered FCF Mult.
8.0 x 9.0 x10.0 x 11.0 x 12.0 x 8.0 x 9.0 x10.0 x 11.0 x12.0 x 19.1 x 20.8 x22.6 24.4 x 26.1 x 18.0 x19.8 x 21.7 x23.5 x25.3 x x $ 28.00 17.0% 19.0% 20.8% 22.5% 24.2% $ 28.00 18.1% 20.2% 22.2% 24.0% 25.8% 30.00 15.5% 17.4% 19.2% 20.9% 22.6% 30.00 16.6% 18.7% 20.6% 22.4% 24.1% 32.00 14.1% 16.0% 17.8% 19.5% 21.1% 32.00 15.2% 17.2% 19.1% 20.9% 22.6%
Purchase Purchase Price 34.00 12.8% 14.7% 16.5% 18.1% 19.7% Price per 34.00 13.8% 15.9% 17.8% 19.5% 21.2% per Share Share 36.00 11.6% 13.4% 15.2% 16.9% 18.4% 36.00 12.6% 14.6% 16.5% 18.2% 19.9% 38.00 10.4% 12.3% 14.0% 15.7% 17.2% 38.00 11.5% 13.4% 15.3% 17.0% 18.7% 40.00 9.4% 11.2% 12.9% 14.6% 16.1% 40.00 10.4% 12.3% 14.2% 15.9% 17.5%
Source: Projections per Scott Sep-2004) Long-Range Plan (07- Note: Alternative transaction share Future stock price discounted to repurchase assumes fees of $30mm. 13-Sep-2004. 1 Assumes $1,970mm share repurchase at Pro forma share price assumes equity value decreases and net debt increases by $32.00 per share. amount of share repurchase.
Illustrative Alternative Transactions 74

cablesouth\2004-0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 75/84 DRAFT Dividend Increase Analysis Citizens Communications Case Study Transaction Terms Bond Price |X| On July 11, 2004, CZN announced that it concluded its review of financial and $115 strategic alternatives and will pay a one time dividend of $2 per share and will institute a regular annual dividend of $1 per share $110 |X| The dividend policy will provide an ongoing dividend stream to shareholders while enabling the company to maintain a strong balance sheet $105 |X| The special dividend and first quarterly dividend will be paid out of cash balances Market Price and no debt will be incurred as a result of paying these dividends. Future free $100 Closing cash flows in excess of dividends will be used for general corporate purposes, which may include debt reduction, repurchase of stock or growth opportunities $95 |X| The annual dividend of $1 per share represents a pay out of approximately 73% of expected free cash flow for 2004 excluding such charges and assuming $90 conversion of all of the company’s equity units and EPPICS1 14-Jun-2004 21-Jun-2004 28-Jun-2004 05-Jul-2004 12-Jul-2004 |X| The $2 per share special dividend as well as the first quarterly dividend of $0.25 Daily from 14-Jun-2004 to 14-Jul-2004 per share will be paid on September 2, 2004 to stockholders of record on August NOTE 6.375 08/15/04 NOTE 7.625 08/15/08 18, 2004 NOTE 8.500 05/15/06 NOTE 9.000 08/15/31 NOTE 9.250 05/15/11 Research Commentary Stock Price “We estimate that Citizens is currently yielding around 7.9%... We view this yield 120% as a highly attractive return given that the company is only paying out 65% of our 11-Jul-2004 2005E FCF and the company’s business remains highly defensible.” Dividend announcement 115% — Frank Louthan IV, Raymond James (4-Aug-2004) 110% “We continue to believe that the shares look expensive on the basis that the share price ex-special dividend implies a recurrent yield of 8%, which compares to yields Price (%) of 7.7 – 9.2 for the long bonds, implying that equity holders are not being 105% Indexed compensated for equity risk.” — Nigel Coe, Deutsche Bank (4-Aug-2004) 100% “We believe the company’s shareholder base continues to transition to one more interested in yield and the stock will continue to appreciate as this transition slowly 95% occurs.” — Frank Louthan IV, Raymond James (4-Aug-2004) “Management’s confidence in the sustainability of the dividend... combined with 90% new information that the dividends were going to be taxable for federal purposes as 14-Jun-2004 21-Jun-2004 28-Jun-2004 5-Jul-2004 12-Jul-2004 dividends and not capital gains, makes Citizens’ Pro-Forma dividend yield of 8% Daily from 14-Jun-2004 to 14-Jul-2004 highly attractive. “ — Simon Flannery, Morgan Stanley (3-Aug-2004) S&P 500 Citizens Communications Co. Source: 11-Jul-2004 press release and Wall Street Research 1 A debt and common stock hybrid classified as a debt security on which dividends are paid. Illustrative Alternative Transactions 75

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Citizens Share Price Performance
$ 15.00 16-Aug-2004 25,000 CZN shares trade ex-dividend 11-Jul-2004 CZN announces intention 10-Dec-2003 to pay a one-time $2 $ 14.00 dividend and annual $ 1 20,000 CZN announces that it will explore strategic alternatives dividend, rather than sell and retain a financial advisor the Company to assist in process
Price $ 13.00 15,000Volume
Closing
24-Jun-2004 (000) $ 12.00 10,000 Rumor spreads that CZN failed to attract bids from two private equity consortia by the deadline set for final bids $ 11.00 5,000
$ 10.00 0 Aug-2003 Oct-2003 Dec-2003 Jan-2004 Mar-2004 May-2004 Jun-2004 Aug-2004
Daily from 25-Aug-2003 to 23-Aug-2004
Volume (000) Citizens Communications Co.
Source: FactSet, d press releases Factiva, an
Illustrative Alternative Transactions 76

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Special Dividend Database Domestic Special Dividends over $25mm Since 19981
Stock Total Relative Price Performance Statistics (%)2 Size of Market Price on Change Pre-Announce Announce to ex-Date Ex-Date and Beyond Dividend Declare DivDividend Cap. In 90 30 Ann. Declare Ann. +1 toEx- Ex. +30Ex. +90 Declaration Date3 Company Per Share Date as ($mm) ($mm) Volume4 Days DaysDate5 Date Ex-Date Date Days Days a % Host Marriott6 $ 1.00$ 13.817.2$ 229$ 3,163 332.5%(12.2) (4.7) 5.9 0.1(1.4) (0.3) (4.0)(20.4) 12/18/1998 Elbit Medical Imaging 2.00 11.9416.8% 46 274 45.0%8.1 14.9 3.2 (3.0)(1.6) 0.1 (8.0)(5.0) 02/24/1999 Investment Technology 4.00 31.8312.6% 75 594 32.3%1.8 12.4 1.1 (2.7)0.6 5.1 20.2(12.1) 03/21/1999 Group Collins & Aikman 0.71 6.5010.9% 44 403 59.2%4.3 57.2 2.4 2.69.7 2.6 1.5(1.8) 05/12/1999 Gartner 7 1.19 20.385.9% 125 2,132 18.2%(18.2) (14.5) (13.2) 0.5(0.3) 5.0 11.7(40.0) 07/05/1999 Sabre Holdings 5.20 46.8811.1% 675 6,085 15.3%4.7 (3.1) 6.4 (1.1)2.3 (1.6) (1.6)(21.7) 02/07/2000 Westpoint Stevens 7 2.00 18.0011.1% 99 890 1379.0%4.6 6.9 N.M. (25.9)(5.6) 4.8 (22.2)15.0 05/19/2000 Ford Motor Co 20.00 42.8846.6% 24,097 51,659 -15.6%(0.5) (16.3) 1.8 2.33.2 4.8 (19.2)(9.1) 06/27/2000 Ziff -Davis 2.50 13.7518.2% 275 1,512 61.0%23.6 48.2 (2.2) 1.1(2.9) 4.2 (4.0) N.A. 08/03/2000 Coastcast Corp 5.00 15.0633.2% 37 111 89.7%10.4 (1.1) N.M. 7.3(6.0) 6.0 (10.7)(9.0) 10/27/2000 Capstead Mortgage 7.30 15.6946.5% 200 430 82.7%30.3 9.6 N.M. 1.82.3 (4.7) 38.549.2 04/30/2001 Getty Realty 6 4.15 21.1019.7% 64 326 1105.6%31.9 6.1 N.M. 0.9(0.5) 1.2 10.211.9 07/17/2001 CRT Properties 1.74 17.509.9% 37 370 176.8%(9.0) 1.8 0.7 (0.4)(1.1) 3.3 (0.1)8.1 12/17/2001 Gentiva Health 7.76 26.0029.8% 203 680 N.M.19.4 7.4 8.9 1.5 1.5 21.19.3 06/17/2002 Instinet Group 1.00 5.2519.0% 249 1,305 15.2%(14.1) 7.9 0.4 (0.1)4.8 (7.7) (24.5)7.7 09/12/2002 Capstead Mortgage Corp 7.19 20.0335.9% 100 279 177.6%(8.0) 3.3 N.M. 14.010.1 0.9 (6.4)(17.2) 12/11/2002 Regal Entertainment 5.05 22.2022.7% 715 3,141 58.2%(1.6) 3.4 5.7 0.51.4 1.3 (3.4)(2.3) 06/10/2Group CDI Corp 2.00 24.248.3% 39 471 55.5%(4.4) (6.1) N.M. 5.12.7 1.5 (3.2)17.5
07/22/2003 Syntel 1.25 20.886.0% 49 825 107.7%31.3 31.0 N.M. 9.4(2.0) 3.0 (7.9)(7.1) 07/29/2003 Florida East Coast 1.50 30.824.9% 55 1,130 17.9%3.4 6.5 N.M. (0.3)2.0 3.1 (3.7)(2.2) 08/28/2Industries Cousins Properties 2.07 29.527.0% 100 1,430 392.2%1.7 (0.3) N.M. 2.1(1.2) (0.8) (0.0)3.9 09/04/2003 Cattelus Development 3.83 26.0114.7% 350 2,377 4.7%12.4 8.4 1.1 1.8(0.5) (0.9) 4.85.8 10/08/2Corp6 Rayonier6 6.47 43.1015.0% 275 1,832 -11.1%15.6 2.0 12.2 (0.2)(0.8) 1.4 2.44.2 11/03/2003
Source: Bloomberg, Company Press Releases and SEC Filings 1 Dividends must represent at least 5% of equity market cap at time of announcement. Minimum market cap of $75 million. Excludes special dividends related to REIT acquisitions. 2 Represents raw price performance vs. raw price performance of S&P500 over the same period (excludes regular dividend yields) 3 Pre-open and intraday announcements taken back to previous day’s close to capture relevant price effects. 4 Represents average daily trading volume from -date compared to 3 month period prior to dividend declaration date to ex announcement. 5 In certain instances, companies will announce the intent to pay a dividend prior to actual declaration (rather than announcing / declaring on the same date). Announcement date performance captures the price effect on this day 6 Denotes situations where companies paid special dividends in concert with a REIT conversion 7 Denotes situations where company announced negative news concurrent with dividend
Illustrative Alternative Transactions77

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Special Dividend Database Domestic Special Dividends over $25mm Since 19981
Stock Total Relative Price Performance Statistics (%)2 Price on Size Market Change Pre-Announce Announce to ex-Date Ex-Date and Beyond of Dividend Declare DivDividCap. In 9030 Ann. Declare Ann. +1 toEx- Ex. +30 Ex. +90 Declaration Date3 Company Per Share Date as ($mm)($mm) Volume4 Days DaysDate5 Date Ex-Date Date Days Days a % Redwood Trust $ 4.75$ 51.109.3%$ 89$ 963 103.0% 20.716.6 N.M. 7.6(0.8) 1.5 (7.6) 0.5 11/09/2003 Allstream 2.70 56.154.8% 54 1,123 -33.0% 26.112.5 N.M. 1.90.1 (0.4) (1.9) (9.1) 12/08/2003 Manufactured Home 8.00 38.6220.7%180 868 35.7% (3.0)(0.2) 1.1 (1.7)0.7 1.1 13.4 9.6 12/10/2003 Communities Graco Inc 2.25 39.435.7% 104 1,814 -2.6% (3.3)2.2 N.M. 2.1(0.7) 1.0 9.6 7.3 12/12/2003 Eagle Materials 6.00 58.2010.3%113 1,095 97.2% 16.43.4 7.3 (1.1)2.3 5.1 (2.7) 3.7 12/21/2003 Celeritek 4.50 7.9856.4% 56 99 340.0% (5.7)5.5 N.M. 3.81.7 1.0 (8.4) 0.1 01/13/2004 Renaissance Learning 2.15 26.538.1% 67 824 267.4% (2.6)8.0 N.M. 16.3(4.6) (2.1) (1.9) (12.5) 01/28/2004 Liberty Corp 4.00 46.888.5% 76 888 32.0% 1.2(3.1) N.M. 3.4(0.4) 2.9 (5.3) (5.9) 02/02/2004 Saucony Inc 4.00 21.0019.0% 25 130 419.1% 16.3(1.5) N.M. 4.72.7 (4.6) (0.8) 9.2 02/17/2004 National Beverage 1.00 10.309.7% 37 377 164.5% 27.424.2 N.M. 4.25.3 (0.2) (15.1) (17.3) 03/04/2004 Saks 2.00 16.6212.0%284 2,360 112.9% 10.4(0.2) N.M. 4.0(1.3) 3.9 (1.3) 03/14/2004 Brookfield Homes 9.00 37.1824.2%278 1,148 58.9% 33.518.8 N.M. 5.4(0.9) 2.3 20.7 04/01/2004 Russ Berrie & Co7 7.00 35.0520.0%145 726 171.8% 7.6(4.5) N.M. (21.2)4.3 (1.8) (1.6) 04/11/2004 Value Line 17.50 53.1532.9%175 531 1901.0% 8.12.3 N.M. 20.83.0 (0.7) (23.2) 04/23/2004 Metro-Goldwyn-Mayer 8.00 20.1739.1,901 4,792 105.9% 22.813.7 11.5 2.62.9 (0.4) (3.8) 04/26/2004 Ethan Allen Interiors 3.00 40.057.5% 112 1,493 109.1% (11.8)(4.7) N.M. 6.1(0.1) 4.0 (7.7) 04/26/2004 Regal Entertainment 5.00 21.6723.1%710 3,077 199.3% 7.21.1 4.5 1.61.6 5.2 0.1 05/12/2Group Citizens 2.00 13.1115.3%575 3,768 307.9% 4.04.6 N.M. 7.53.0 (1.4) 07/11/2Communications Microsoft Corp 3.00 28.3210.32,384 305,706 12.62.2 N.M. 3.20.2 07/20/2004 CDI Corp7 2.00 33.596.0% 39 660 101.3% 2.30.1 N.M. (12.8)(1.1) 0.9 07/21/2004 Mueller Industries Inc 15.00 39.0038.5%525 1,364 19.71.4 N.M. 6.3 09/01/2004 Average 18.1% 212.0% 7.86.4 3.3 1.90.8 1.2 (1.1) (0.9) Median 13.6% 97.2% 5.93.3 2.8 2.00.1 1.3 (2.3) (0.8)
Source: Bloomberg, Company Press Releases and SEC Filings 1 Dividends must represent at least 5% of equity market cap at time of announcement. Minimum market cap of $75 million. Excludes special dividends related to REIT acquisitions. 2 Represents raw price performance vs. raw price performance of S&P500 over the same period (excludes regular dividend yields) 3 Pre-open and intraday announcements taken back to previous day’s close to capture relevant price effects. 4 Represents average daily trading volume from -date compared to 3 month period prior to dividend declaration date to ex announcement. 5 In certain instances, companies will announce the intent to pay a dividend prior to actual declaration (rather than announcing / declaring on the same date). Announcement date performance captures the price effect on this day 6 Denotes situations where companies paid special dividends in concert with a REIT conversion 7 Denotes situations where company announced negative news concurrent with dividend
Illustrative Alternative Transactions 78

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VIII. Scott Credit Analysis

Scott Credit Analysis Scott – Debt Capacity In assessing Scott’s debt capacity, greater focus should be placed on Moody’s ratings to reflect differences between Moody’s and S&P in analytical approach and views on the cable sector |X| As evidenced by the ratings of Comcast (Baa3/BBB), Cablevision (Ba3/BB), Mediacom (B1/BB) and Insight (B1/BB) S&P is more sanguine than Moody’s with regard to credit quality among cable MSOs |X| Moody’s lower ratings therefore serve as more of a constraint with regard to the leverageability of cable assets at any given rating level |X| Moody’s and S&P also adopt different analytical approaches in assessing Scott, resulting in Moody’s ratings being more relevant in assessing the standalone credit quality of Scott — S&P utilizes a consolidated analytical approach in rating the Scott/Peter family of companies — S&P therefore equalizes the corporate credit ratings of Peter, Radio and Scott — As a result, S&P’s ratings do not capture any differences in the standalone credit quality of each of the rated entities within the family of companies — Moody’s analysis is based upon assessments of the standalone credit quality of each of the entities within the family of companies — Moody’s senior unsecured ratings are therefore different for each of the rated entities within the family Company Senior Unsecured Rating Peter Baa1 Scott Baa2 Radio Baa3 Scott Credit Analysis 80

cablesouth\2004-0915 Meeting Materials\Presentation\Final Presentation Materials_September 15 2004.doc cmfeingold 15 Sep 2004 9:45 81/84 DRAFT Scott Credit Analysis Scott – Debt Capacity |X| Given its consolidated approach to rating the Peter family of companies, S&P’s ratings do not capture any differences in the standalone credit quality of each of the rated entities |X| Both Moody’s and Fitch analyze Scott based upon an assessment of its standalone credit quality — As a result, the focus of the analysis in determining the impact of this transaction on Scott’s standalone credit quality should be on the ratings of Moody’s and Fitch |X| Both Moody’s and Fitch have placed Scott on review for possible downgrade, pending further analysis of final price, debt placement in the corporate structure, and forward operating expectations — Neither agency has indicated the extent of a possible downgrade — Recently, the agencies have been less tolerant of financial leverage in the cable sector, reflecting the increased business risk from DBS competition for video subscribers and from the RBOCs for high-speed Internet service |X| Given the relative stability of Scott’s subscription-based business model, anticipated EBITDA growth and the extent of free cash flow generation, leverage levels can initially peak above the targets, provided free cash flow is utilized to reduce leverage to the levels shown below within approximately 12 months Debt / EBITDA Guidelines 1 Peak Leverage Steady State Leverage Baa2 3.9x Baa2 3.25x Baa3 4.7x Baa3 4.00x Ba1 5.4x Ba1 4.75x Ba2 6.2x Ba2 5.50x Ba3 6.9x Ba3 6.25x 1 GS Internal Estimates. Scott Credit Analysis 81

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Scott Credit Analysis Debt Raised at Various Offer Prices ($ in millions)
Scott Shares Outstanding (mm) 239.3 Offer Price $ 32.00 $ 34.00$ 36.00$ 38.00$ 40.00$ 42.00 $ 44.00 Existing Debt $ 6,664 $ 6,664$ 6,664$ 6,664$ 6,664$ 6,664 $ 6,664 Incremental Debt 7,656 8,135 8,613 9,092 9,570 10,049 10,527 Total Debt 14,320 14,799 15,277 15,756 16,234 16,713 17,191 2004E EBITDA 2,456 2,456 2,456 2,456 2,456 2,456 2,456 Total Debt / 2004E EBITDA 5.8 x 6.0 x 6.2 x 6.4 x 6.6 x 6.8 x 7.0 x Rating (1) Ba2 Ba2 Ba3 Ba3 Ba3 Ba3 B1
Source: Scott Long-Range Plan (07-Sep-2004) and Scott 10-Q (30-Jun-2004) 1 According to GS internal estimates.
Scott Credit Analysis 82